Filed Pursuant to Rule 424(b)(5)
Registration No. 333-181470

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 29, 2012)

3,500,000 Shares

4.50% Series J Cumulative Convertible Perpetual Preferred Stock

We are offering 3,500,000 shares of our 4.50% Series J Cumulative Convertible Perpetual Preferred Stock, $0.001 par value per share, or the "Series J Preferred Stock." The annual dividend on each share of Series J Preferred Stock is $2.25 and is payable, when, as and if authorized by our board of directors and declared by us, quarterly in cash, in arrears, on each March 15, June 15, September 15 and December 15, commencing on June 15, 2013. Each share of the Series J Preferred Stock has a liquidation preference of $50.00 per share and is convertible, at the holder's option at any time, initially into 3.9087 shares of our common stock (equal to an initial conversion price of approximately $12.79 per share), subject in each case to specified adjustments as set forth in this prospectus supplement. If a fundamental change occurs, we may be required to pay a make-whole premium on the Series J Preferred Stock converted in connection with the fundamental change, as described in this prospectus supplement.

We may not redeem the Series J Preferred Stock prior to March 15, 2018. On or after March 15, 2018, we may, at our option, redeem the Series J Preferred Stock, in whole or in part, at any time and from time to time, for cash at a redemption price equal to 100% of the liquidation preference of $50.00 per share, plus accrued and unpaid dividends, if any, to the redemption date.

We do not intend to apply to list the Series J Preferred Stock on any securities exchange or any automated dealer quotation system. Our common stock is listed on the New York Stock Exchange under the symbol "SFI." The last reported sale price of our common stock on the New York Stock Exchange on March 12, 2013 was $10.66 per share.

See "Risk Factors," beginning on page S-7 of this prospectus supplement and on page 16 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for a discussion of certain risks you should consider before investing in the Series J Preferred Stock.

	Per share	Total
Public offering price(1)	$50.00	$175,000,000
Underwriting discounts and commissions	$1.50	$5,250,000
Proceeds, before expenses, to us	$48.50	$169,750,000

(1)
Plus accrued dividends, if any, from the original date of issuance.

We have granted the underwriters the option, exercisable within 30 days of the date of this prospectus supplement, to purchase up to an additional 500,000 shares of the Series J Preferred Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Series J Preferred Stock or the common stock, if any, into which the Series J Preferred Stock may be converted or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Shares of the Series J Preferred Stock will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company, or the "DTC," in New York, New York on or about March 18, 2013.

Barclays	BofA Merrill Lynch	J.P. Morgan

Prospectus Supplement dated March 12, 2013.

        This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise stated or the context requires otherwise, references to "iStar," "the Company," "we," "us" and "our" are to iStar Financial Inc. and its consolidated subsidiaries.

S-i

FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." Forward-looking statements are included with respect to, among other things, our current business plan, business strategy, portfolio management, prospects and liquidity. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements. Certain important factors that we believe might cause such differences are discussed in the section entitled "Risk Factors," beginning on page S-7 of this prospectus supplement and on page 16 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In assessing all forward-looking statements, readers are urged to read carefully all cautionary statements contained in this prospectus and the documents we incorporate by reference.

S-ii

SUMMARY

iStar Financial Inc.

        We are a fully-integrated finance and investment company focused on the commercial real estate industry. We provide custom-tailored investment capital to high-end private and corporate owners of real estate and invest directly across a range of real estate sectors. We are taxed as a real estate investment trust, or "REIT," and have invested more than $35 billion over the past two decades. Our primary business segments are real estate finance, net leasing, operating properties and land.

        Our real estate finance portfolio is primarily comprised of senior and mezzanine real estate loans that may be either fixed-rate or variable-rate and are structured to meet the specific financing needs of borrowers. Our portfolio also includes senior and subordinated loans to corporations, particularly those engaged in real estate or real estate related businesses and may be either secured or unsecured. Our loan portfolio includes whole loans and loan participations.

        Our net lease portfolio is primarily comprised of properties owned by us and leased to single creditworthy tenants where the properties are subject to long-term leases. Most of the leases provide for expenses at the facility to be paid by the tenant on a triple net lease basis. The properties in this portfolio are diversified by property type and geographic location.

        Our operating properties portfolio is comprised of commercial and residential properties, which represent a diverse pool of assets across a broad range of geographies and property types. We generally seek to reposition or redevelop these assets with the objective of maximizing their value through the infusion of capital and/or intensive asset management efforts. The commercial properties within this portfolio include office, retail and hotel properties. The residential properties within this portfolio are generally luxury condominium projects located in major U.S. cities where our strategy is to sell individual condominium units through retail distribution channels.

        Our land portfolio is primarily comprised of land entitled for master planned communities as well as waterfront and urban infill land parcels located throughout the United States. Master planned communities represent large-scale residential projects that we intend to plan and/or develop and may sell through retail channels to home builders or in bulk. Waterfront parcels are generally entitled for residential projects and urban infill parcels are generally entitled for mixed-use projects. We may develop these properties ourselves or sell to or partner with commercial real estate developers.

        Our primary sources of revenues are operating lease income, which is the rent and reimbursements that tenants pay to lease our properties, and interest income, which is the interest that borrowers pay on loans. We primarily generate income through a "spread" or "margin," which is the difference between the revenues generated from leases and loans and interest expense and cost of our real estate operations. In addition, we expect to generate income from sales of our remaining residential condominium assets and from our land portfolio over time.

        Our principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 930-9400. Our website is www.istarfinancial.com. The information on our website is not considered part of this prospectus supplement or the accompanying prospectus.

 The Offering

        The following is a brief summary of the terms of this offering. For a complete description of the terms of the Series J Preferred Stock, see "Description of the Series J Preferred Stock" in this prospectus supplement.

Issuer	iStar Financial Inc.
Securities Offered	3,500,000 shares of 4.50% Series J Preferred Stock, or 4,000,000 shares if the underwriters exercise their option to purchase additional shares of the Series J Preferred Stock in full.
Liquidation Preference	$50.00 per share, plus accrued and unpaid dividends.
Dividends	Cumulative annual dividends of $2.25 per share payable in cash quarterly on each March 15, June 15, September 15 and December 15, commencing on June 15, 2013, when, as and if authorized by our board of directors and declared by us. Dividends will accrue and be paid in arrears on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series J Preferred Stock will accrue and be cumulative from the most recent date to which dividends have been paid, or if no dividends have been paid, from the original issue date of the Series J Preferred Stock. Accrued dividends on the Series J Preferred Stock will not bear interest. See "Description of the Series J Preferred Stock—Dividends."
Ranking	The Series J Preferred Stock, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs, ranks:

•

senior to all of our common stock and all of our other capital stock issued in the future, unless the terms of that stock expressly provide that it ranks senior to, or on parity with, the Series J Preferred Stock;

•

on parity with our outstanding Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock (each as defined herein) and any of our capital stock issued in the future, the terms of which expressly provide that it will rank on parity with the Series J Preferred Stock; and

• junior to all of our capital stock issued in the future, the terms of which expressly provide that such stock will rank senior to the Series J Preferred Stock.
We currently have outstanding 4,000,000 shares of the Series D Preferred Stock (liquidation preference $25.00 per share), 5,600,000 shares of the Series E Preferred Stock (liquidation preference $25.00 per share), 4,000,000 shares of the Series F Preferred Stock (liquidation preference $25.00 per share), 3,200,000 shares of the Series G Preferred Stock (liquidation preference $25.00 per share) and 5,000,000 shares of the Series I Preferred Stock (liquidation preference $25.00 per share).

Maturity	The Series J Preferred Stock has no maturity date and will remain outstanding unless converted by the holders or redeemed by us.
Optional Redemption	We may not redeem the Series J Preferred Stock prior to March 15, 2018. On or after March 15, 2018, we may, at our option, redeem the Series J Preferred Stock, in whole or in part, at any time and from time to time, for cash at a redemption price equal to 100% of the liquidation preference of $50.00 per share, plus accrued and unpaid dividends, if any, to the redemption date. See "Description of the Series J Preferred Stock—Optional Redemption."
Conversion Rights	Each share of Series J Preferred Stock will be convertible, at any time, at the option of the holder thereof at an initial conversion rate of 3.9087 shares of our common stock per share of Series J Preferred Stock (which represents an initial conversion price of approximately $12.79 per share of common stock), subject to adjustment as described under "Description of the Series J Preferred Stock—Adjustment of Conversion Rate." We will not make any payments in respect of, or adjust the conversion rate to account for, accrued and unpaid dividends on the Series J Preferred Stock to the conversion date except as described in this prospectus supplement.
In certain circumstances, holders of the Series J Preferred Stock may be restricted in their ability to convert their shares of Series J Preferred Stock. See "Description of the Series J Preferred Stock—Ownership Limit; Limitation on Stock Issuable Upon Conversion."
Fundamental Change Make-Whole Premium	If make-whole fundamental changes (as described in this prospectus supplement) occur, in certain circumstances we will pay a fundamental change make-whole premium on shares of the Series J Preferred Stock converted in connection with such make-whole fundamental change by increasing the conversion rate on such shares.
The amount of the fundamental change make-whole premium, if any, will be based on the price of our common stock and the effective date of the make-whole fundamental change. A description of how the fundamental change make-whole premium will be determined and a table showing the fundamental change make-whole premium that would apply at various hypothetical common stock prices and make-whole fundamental change effective dates is set forth under "Description of the Series J Preferred Stock—Fundamental Change Make-Whole Premium."

Restrictions on Ownership and Transfer	Under our charter, no person may own more than 9.8% (by value or number of shares, whichever is more restrictive) of our outstanding shares of capital stock, with certain exceptions, and our charter imposes certain other restrictions on the ownership and transfer of our capital stock. The articles supplementary relating to the Series J Preferred Stock will provide that, notwithstanding any other provision of the articles supplementary, no holder of Series J Preferred Stock shall be entitled to convert such shares for shares of our common stock to the extent that the receipt of such common stock would violate any of the restrictions on ownership and transfer of our stock contained in our charter, unless such person had been exempted from such limits in accordance with the charter. See "Description of Series J Preferred Stock—Ownership Limit; Limitation on Stock Issuable Upon Conversion" in this prospectus supplement and "Description of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.
Limited Voting Rights	Holders of the Series J Preferred Stock will not have any voting rights except as set forth below.
Whenever dividends on any shares of the Series J Preferred Stock are in arrears for six or more quarterly periods, or a "Preferred Dividend Default," the number of directors on the board of directors will increase by two and the holders of such shares of the Series J Preferred Stock, voting together as a single class with all other series of Parity Stock (as defined herein) upon which like voting rights have been conferred and are exercisable (voting as a separate class), will be entitled to vote for the election of a total of two additional members of our board of directors, or the "Preferred Stock Directors," at a special meeting called by the holders of record of at least 20% of the Series J Preferred Stock or any other series of Parity Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all accrued dividends on such shares of the Series J Preferred Stock for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

So long as any shares of the Series J Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series J Preferred Stock outstanding at the time, voting together as a single class with all series of Parity Stock upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting: (a) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock (as defined herein) or reclassify any of our authorized capital stock into shares of Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock; or (b) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, or an "Event," so as to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series J Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series J Preferred Stock and, provided further, that any increase in the amount of the authorized preferred stock, including the Series J Preferred Stock, or the creation or issuance of any additional shares of the Series J Preferred Stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on parity with or junior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Use of Proceeds	We will use the net proceeds from this offering for new investment activities and general corporate purposes. See "Use of Proceeds."
No Prior Market for the Series J Preferred Stock	The Series J Preferred Stock will be new securities for which there is currently no public market. The Series J Preferred Stock will not be listed on any securities exchange or included in any automated quotation system.
NYSE Symbol for our Common Stock	Our common stock is quoted on the New York Stock Exchange under the symbol "SFI."
Certain U.S. Federal Tax Consequences	For a discussion of certain U.S. federal tax consequences relating to acquiring, owning and transferring the Series J Preferred Stock and any shares of our common stock received on conversion of the Series J Preferred Stock, see "Certain U.S. Federal Income Tax Consequences."

Risk Factors	See "Risk Factors" and other information included in this prospectus supplement and the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in the Series J Preferred Stock and our common stock issuable upon conversion of the Series J Preferred Stock.

        Unless otherwise noted, the information in this prospectus supplement assumes that the underwriters' option to purchase additional shares of the Series J Preferred Stock will not be exercised.

RISK FACTORS

        This section describes some, but not all, of the risks of purchasing shares of the Series J Preferred Stock in this offering. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, also contains a "Risk Factors" section beginning on page 16 of that report. You should carefully consider the risks described in such "Risk Factors" section, in addition to the other information contained or incorporated by reference in this document, before purchasing shares of the Series J Preferred Stock. In addition, you should carefully review the factors discussed below and the cautionary statements referred to in "Forward-Looking Statements."

The Series J Preferred Stock will rank junior to all of our indebtedness and other liabilities and is effectively junior to all indebtedness and other liabilities of our subsidiaries.

        In the event of our liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series J Preferred Stock only after all of our indebtedness and other liabilities have been paid. As of December 31, 2012, we had approximately $4.8 billion of outstanding indebtedness. The rights of holders of the Series J Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our creditors and will effectively rank junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our subsidiaries. We and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Series J Preferred Stock.

        The Series J Preferred Stock will rank on parity, with respect to the payment of dividends, with our outstanding Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock. In addition, we may issue additional Series J Preferred Stock and/or shares of another class or series of preferred stock ranking on parity with the Series J Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up.

Our board of directors is not required to authorize, and we are not required to declare, dividends on the Series J Preferred Stock.

        Holders of the shares of the Series J Preferred Stock will be entitled to receive dividends when, as and if authorized by our board of directors and declared by us. Our board of directors is not required to authorize, and we are not required to declare, dividends on the Series J Preferred Stock and may elect not to do so. If our board of directors does not authorize, and we do not declare, dividends on the Series J Preferred Stock, such dividends will accrue but not bear any interest.

Our ability to pay dividends on the Series J Preferred Stock is limited under Maryland law.

        Our ability to pay dividends on the Series J Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except in limited circumstances, the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series J Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or, except in limited circumstances, our total assets would be less than the sum of our total liabilities plus, unless the charter provides otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferential rights upon dissolution senior to those of the Series J Preferred Stock.

The fundamental change make-whole premium that may be payable upon conversion in connection with certain fundamental changes may not adequately compensate you in the event of a fundamental change.

        If you convert the Series J Preferred Stock in connection with certain fundamental changes, we may be required to pay a fundamental change make-whole premium by increasing the conversion rate as described under "Description of the Series J Preferred Stock—Fundamental Change Make-Whole Premium." While the fundamental change make-whole premium is designed to compensate you for the loss of option time value as a result of certain fundamental changes, the make-whole amount is only an approximation and may not adequately compensate you for such loss. In addition, in some other cases described under "Description of the Series J Preferred Stock—Fundamental Change Make-Whole Premium," there will be no such make-whole premium. Our obligation to increase the applicable conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies, which could limit your recourse and the amount we pay you.

Conversions may dilute the ownership interest of existing stockholders or affect the market price of our common stock.

        The issuance of common stock upon the conversion of some or all of the shares of the Series J Preferred Stock or our 3.00% Convertible Senior Notes due 2016, or the "Convertible Notes," may dilute the ownership interests of existing stockholders, including holders who have previously converted their shares of Series J Preferred Stock. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. The issuance of common stock upon conversion of the Series J Preferred Stock or the Convertible Notes may also have the effect of reducing net income per share and could reduce the market price of our common stock unless revenue growth or cost savings sufficient to offset the effect of such issuance can be achieved. In addition, the existence of the Series J Preferred Stock and the Convertible Notes may encourage short selling by market participants, because the conversion of the Series J Preferred Stock or the Convertible Notes could depress the price of our common stock.

The conversion rate of the Series J Preferred Stock may not be adjusted for all dilutive events.

        The conversion rate of the Series J Preferred Stock is subject to adjustment for certain events, including, among others, the issuance of stock dividends on our common stock, the issuance of rights or warrants to acquire shares of our common stock, subdivisions and combinations of our common stock, dividends of our capital stock, certain cash dividends and certain tender or exchange offers. See "Description of the Series J Preferred Stock—Adjustment of Conversion Rate." The conversion rate will not be adjusted for other events, such as an issuance of shares of common stock for cash, that may adversely affect the trading price of the Series J Preferred Stock or our common stock. It is also possible that an event that adversely affects the value of the Series J Preferred Stock, but does not result in an adjustment to the conversion rate, could occur.

If you hold Series J Preferred Stock, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

        If you hold Series J Preferred Stock, you are not entitled to any rights with respect to our common stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when you convert your Series J Preferred

Stock and in limited cases under the anti-dilution adjustment provisions of the Series J Preferred Stock. For example, in the event that an amendment is proposed to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to your conversion of the Series J Preferred Stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of our common stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of the Series J Preferred Stock.

        We are not restricted from issuing additional shares of common stock or equity-linked securities (including additional shares of the Series J Preferred Stock) while shares of the Series J Preferred Stock are outstanding. In the future, we may sell additional shares of our common stock or equity-linked securities to raise capital or in connection with acquisitions. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Series J Preferred Stock and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Our stock price has been volatile and may continue to experience large fluctuations.

        Our stock price ranged from a low of $5.50 per share to a high of $10.79 per share during the period of January 1, 2012 to March 12, 2013. The price of our common stock may continue to fluctuate greatly in the future due to a variety of factors, including those set forth in the "Risk Factors" sections of this prospectus supplement and our filings with the Securities and Exchange Commission, or the "SEC," from time to time, as well as:

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  quarter-to-quarter variations in our operating results;

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  the depth and liquidity of the market for our common stock;

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  shortfalls in revenue or earnings from levels expected by securities analysts and investors;

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  any developments that materially impact investors' perceptions of our business prospects;

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  dilution resulting from the sale of additional shares of common stock;

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  general financial and other market conditions; and

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  domestic and international economic conditions.

        In addition, public stock markets have experienced, and may in the future experience, extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to, or that disproportionately impact, the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock in the future.

        A material decline in the price of our common stock may result in the assertion of certain claims against us, and/or the commencement of inquiries and/or investigations against us. A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock, a reduction in our ability to raise capital, and the inability for you to obtain a favorable selling price for shares of the Series J Preferred Stock or the common stock you receive upon conversion of shares of the Series J Preferred Stock. Any reduction in our ability to raise equity capital in the future may force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations.

Broad market fluctuations could negatively impact the market trading price of the Series J Preferred Stock.

        The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performance. These broad market fluctuations could reduce the market price of our common stock and adversely affect the trading price of the Series J Preferred Stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock and adversely affect the trading price of the Series J Preferred Stock.

You may recognize taxable income upon an adjustment to the conversion rate.

        The rate at which shares of the Series J Preferred Stock are convertible into shares of our common stock is subject to adjustment upon certain events. See "Description of the Series J Preferred Stock—Adjustment of Conversion Rate." For U.S. federal income tax purposes, holders will be deemed to receive a taxable distribution from us upon certain adjustments to the conversion rate of the Series J Preferred Stock (or upon certain failures to adjust the conversion rate), notwithstanding that holders have not received any cash in respect of such deemed distribution. Certain holders, including Non-U.S. Holders (as defined in "Certain U.S. Federal Income Tax Consequences"), will be subject to U.S. federal income tax withholding in respect of such deemed distributions. If we pay withholding taxes on behalf of a holder as a result of a constructive distribution upon an adjustment (or the failure to make an adjustment) to the conversion rate of the Series J Preferred Stock, we may, at our option, set off such payments against cash payments of dividends on shares of the Series J Preferred Stock or cash or shares of common stock otherwise deliverable to a holder of shares of Series J Preferred Stock. See "Certain U.S. Federal Income Tax Consequences" for more information.

Certain provisions in our charter may inhibit a change in control.

        Generally, to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the "Internal Revenue Code," not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. The Internal Revenue Code defines "individuals" for purposes of the requirement described in the preceding sentence to include some types of entities. Under our charter, no person may own more than 9.8% (by value or number of shares, whichever is more restrictive) of our outstanding shares of stock, with certain exceptions, and our charter imposes certain other restrictions on the ownership and transfer of our stock. The restrictions on ownership and transfer of our stock may delay, deter or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interest of the security holders. See "Description of Series J Preferred Stock—Ownership Limit; Limitation on Stock Issuable Upon Conversion" in this prospectus supplement and "Description of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

As a REIT, we must distribute most of our income to our stockholders, which will decrease our liquidity and may limit our ability to engage in otherwise beneficial transactions.

        We must distribute annually at least 90% of our net income, excluding net capital gains, to our stockholders to maintain our REIT qualification, which will decrease our liquidity and may limit our ability to engage in otherwise beneficial transactions. For so long as we maintain our qualification as a REIT, our secured credit agreements permit us to distribute 100% of our REIT taxable income on an annual basis.

Recent regulatory actions may adversely affect the liquidity of the Series J Preferred Stock.

        We expect that many investors in, and potential purchasers of, the Series J Preferred Stock will employ, or seek to employ, a convertible arbitrage strategy with respect to the Series J Preferred Stock. Investors that typically implement that strategy by selling short the common stock underlying the convertible securities and dynamically adjusting their short position while they hold the Series J Preferred Stock. Investors may also implement this strategy by entering into swaps with respect to our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the Series J Preferred Stock to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Series J Preferred Stock. This could, in turn, adversely affect the liquidity of the Series J Preferred Stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a "covered security" triggers a "circuit breaker" by falling 10% or more from the security's closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a "covered security," these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the Series J Preferred Stock, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Series J Preferred Stock.

        In addition, the Financial Industry Regulatory Authority, or "FINRA," and exchanges have proposed a "Limit Up-Limit Down" mechanism. If approved by the SEC, FINRA and the exchanges would establish procedures to prevent trading in stock covered by the mechanism outside of specific price bands during regular trading hours. If trading is unable to occur within those price bands for more than 15 seconds, there would be a five-minute trading pause. The SEC has not yet determined whether to approve the Limit Up-Limit Down proposal.

        The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the "Dodd-Frank Act," on July 21, 2010 also introduces regulatory uncertainty that may impact trading activities relevant to the Series J Preferred Stock. This new legislation will require many over-the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants will be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the Series J Preferred Stock to maintain an convertible arbitrage strategy with respect to the Series J Preferred Stock (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the liquidity of the Series J Preferred Stock. The implementation dates for these requirements are subject to regulatory action and at this time cannot be determined with certainty. We cannot predict how this legislation will ultimately be implemented by the SEC and other regulators or the magnitude of the effect that this legislation will have on the liquidity of the Series J Preferred Stock.

        Although the direction and magnitude of the effect that the rule changes and/or implementation of the Dodd-Frank Act may have on the liquidity of the Series J Preferred Stock will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the liquidity of convertible securities. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of certain financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible securities investors employ difficult to execute and adversely affected the liquidity of convertible securities issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the Series J Preferred Stock to effect short sales of our common stock could similarly adversely affect the liquidity of the Series J Preferred Stock.

There is no public market for the Series J Preferred Stock.

        Prior to this offering, there was no public market for the Series J Preferred Stock and we cannot assure you that an active trading market will develop for the Series J Preferred Stock or, if one does develop, that it will be maintained. If shares of the Series J Preferred Stock are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon the market for similar securities, our performance and certain other factors. Historically, there has been substantial volatility in the prices of corporate convertible securities, and the price of the Series J Preferred Stock is likely to be affected by factors which affect the price of corporate convertible securities generally. We do not intend to apply for listing of the Series J Preferred Stock on any securities exchange or for inclusion of the Series J Preferred Stock on any automated quotation system.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

	For the Years Ended December 31,
	2012	2011	2010	2009	2008
(in thousands)
Ratio of earnings to fixed charges(1)(2)	—	—	—	—	—
Ration of earnings to fixed charges and preferred stock dividends(2)	—	—	—	—	—

(1)
The ratio of earnings to fixed charges is calculated in accordance with SEC Regulation S-K Item 503.

(2)
For the years ended December 31, 2012, 2011, 2010, 2009 and 2008, earnings were not sufficient to cover fixed charges by $303,466, $68,784, $218,353, $757,283 and $276,951, respectively, and earnings were not sufficient to cover fixed charges and preferred dividends by $345,786, $111,104, $260,673, $799,603 and $319,271, respectively.

 USE OF PROCEEDS

        The net proceeds from the sale of the Series J Preferred Stock, after deducting underwriting discounts and commissions and fees and expenses related to the offering, are expected to be approximately $169,250,000. We will use the net proceeds from this offering for new investment activities and general corporate purposes.

        Pending our use of the net proceeds of this offering, we may invest the net proceeds in interest-bearing short-term investments, including U.S. treasury securities or a money market account.

 CAPITALIZATION

        The following table sets forth cash and cash equivalents and our capitalization: (i) at December 31, 2012 on an actual basis; and (ii) on an as adjusted basis at December 31, 2013, after giving effect to the issuance of the Series J Preferred Stock in this offering, with the net proceeds therefrom reflected as an addition to "Cash and cash equivalents." This table should be read in conjunction with our historical consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement.

	As of December 31, 2012
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents:	$256,344	$425,594
Debt:
Secured credit facilities:(1)
2012 Tranche A-1 Facility due 2016	$169,164	$169,164
2012 Tranche A-2 Facility due 2017	470,000	470,000
2012 Facility due 2017	1,754,466	1,754,466
Term loans:
Term loans collateralized by net lease assets	264,432	264,432
Unsecured notes:
8.625% Senior Notes due 2013	96,801	96,801
5.95% Senior Notes due 2013	448,453	448,453
5.70% Senior Notes due 2014	200,601	200,601
6.05% Senior Notes due 2015	105,765	105,765
5.875% Senior Notes due 2016	261,403	261,403
3.00% Senior Convertible Notes due 2016	200,000	200,000
5.85% Senior Notes due 2017	99,722	99,722
9.0% Senior Notes due 2017	275,000	275,000
7.125% Senior Notes due 2018	300,000	300,000
Other debt obligations:
Trust preferred securities due 2035	100,000	100,000

Total debt obligations	4,745,807	4,745,807
Debt discounts, net	(54,313)	(54,313)

Total debt obligations, net	$4,691,494	$4,691,494

Stockholders' equity:
Preferred Stock Series D, E, F, G and I, liquidation preference $25.00 per share	$22	$22
Preferred Stock Series J, liquidation preference $50.00 per share	—	4
High Performance Units	9,800	9,800
Common Stock, $0.001 par value, 200,000 shares authorized, 142,699 shares issued and 83,782 shares outstanding at December 31, 2012	143	143
Additional paid-in capital	3,832,780	4,002,026
Retained earnings (deficit)	(2,360,647)	(2,360,647)
Accumulated other comprehensive income (loss)	(1,185)	(1,185)
Treasury stock, at cost, $0.001 par value, 58,917 shares at December 31, 2012	(241,969)	(241,969)

Total stockholders' equity	$1,238,944	$1,408,194

Total capitalization	$5,930,438	$6,099,688

(1)
The due dates of the secured credit facilities reflect their scheduled maturity dates.

 PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

        Our common stock is traded publicly on The New York Stock Exchange under the symbol "SFI." The following table presents quarterly information on the price range of our common stock for 2010, 2011, 2012 and 2013 to date. This information indicates the high and low sales prices, on a per share basis, for each recent fiscal quarter reported by The New York Stock Exchange.

	High	Low
2010
First quarter ended March 31	$5.06	$2.53
Second quarter ended June 30	$7.43	$4.46
Third quarter ended September 30	$5.22	$2.95
Fourth quarter ended December 31	$7.82	$3.06
2011
First quarter ended March 31	$10.31	$7.84
Second quarter ended June 30	$9.62	$7.35
Third quarter ended September 30	$8.41	$4.61
Fourth quarter ended December 31	$7.18	$5.09
2012
First quarter ended March 31	$7.62	$5.62
Second quarter ended June 30	$7.50	$5.50
Third quarter ended September 30	$8.48	$6.47
Fourth quarter ended December 31	$8.93	$7.24
2013
First quarter (through March 12)	$10.79	$8.38

        On March 12, 2013, the last reported sale price of our common stock on The New York Stock Exchange was $10.66 per share.

Dividends

        We did not pay dividends on our common stock for the years ended December 31, 2012, 2011 and 2010 nor have we declared or paid any dividends on our common stock in 2013 to date. We declared and paid dividends of $8.0 million, $11.0 million, $7.8 million, $6.1 million and $9.4 million on our Series D, E, F, G and I preferred stock, respectively, for each of the years ended December 31, 2012, 2011 and 2010, all of which qualified as return of capital for tax reporting purposes. There are no dividend arrearages on any of the preferred shares currently outstanding.

        We expect that any net taxable income remaining after the payment of preferred dividends will be distributed annually to the holders of our common stock on or prior to the date of the first regular quarterly dividend payment date of the following taxable year. The dividend policy is subject to revision by our board of directors. Our board of directors has not established any minimum distribution level. No assurance can be given as to the amounts or timing of future distributions, as such distributions are subject to our earnings, net taxable income, financial condition, capital requirements, debt covenants, requirements under applicable law and such other factors as our board of directors deems relevant. Distributions, if any, will be made at the sole discretion of our board of directors and will depend on our net taxable income, our financial condition, and such other factors as our board of directors deems relevant. In order to maintain our qualification as a REIT, we intend to pay regular quarterly dividends to our stockholders that, on an annual basis, will represent at least 90% of our net taxable income (which may not necessarily equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gains. We have recorded net operating losses and may record net operating losses in the future, which may reduce our taxable income in future periods and lower or eliminate entirely our obligation to pay dividends for such periods in order to maintain our REIT qualification.

        Distributions to stockholders will generally be taxable as ordinary income, although a portion of such distributions may be designated by us as capital gain or may constitute a tax-free return of capital.

DESCRIPTION OF THE SERIES J PREFERRED STOCK

        The following is a summary of certain provisions of our Series J Cumulative Convertible Perpetual Preferred Stock, $0.001 par value, or the "Series J Preferred Stock." As used in this section, the terms "we," "us" or "our" refer to iStar Financial Inc. and not any of its subsidiaries. Please also read "Description of Common Stock and Preferred Stock" in the accompanying prospectus for a description of general terms applicable to the Series J Preferred Stock and our common stock. To the extent that the following description of the Series J Preferred Stock is inconsistent with the general description in the accompanying prospectus, the following description replaces and supersedes the description in the accompanying prospectus.

General

        We are authorized to issue up to 30,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as may be expressed in our charter or any amendment thereto (including in any articles supplementary relating to such preferred stock). We currently have outstanding 4,000,000 shares of 8.000% Series D Cumulative Redeemable Preferred Stock, $0.001 par value (liquidation preference $25.00 per share), or the "Series D Preferred Stock," 5,600,000 shares of 7.875% Series E Cumulative Redeemable Preferred Stock, $0.001 par value (liquidation preference $25.00 per share), or the "Series E Preferred Stock," 4,000,000 shares of 7.800% Series F Cumulative Redeemable Preferred Stock, $0.001 par value (liquidation preference $25.00 per share), or the "Series F Preferred Stock," 3,200,000 shares of 7.650% Series G Cumulative Redeemable Preferred Stock, $0.001 par value (liquidation preference $25.00 per share), or the "Series G Preferred Stock," and 5,000,000 shares of 7.500% Series I Cumulative Redeemable Preferred Stock, $0.001 par value (liquidation preference $25.00 per share), or the "Series I Preferred Stock." In connection with this offering, we will issue 3,500,000 shares of Series J Preferred Stock. In addition, we have granted the underwriters a 30-day option to purchase up to 500,000 additional shares of Series J Preferred Stock to cover overallotments in connection with this offering, and we may issue additional shares of Series J Preferred Stock in the future. When issued, the Series J Preferred Stock and any common stock issued upon the conversion of the Series J Preferred Stock will be fully paid and nonassessable. The holders of the Series J Preferred Stock will have no preemptive rights. The transfer agent, registrar, conversion and dividend disbursing agent for shares of the Series J Preferred Stock is Computershare Trust Company, N.A. The Series J Preferred Stock is redeemable by us, as described below in "—Optional Redemption."

        We do not intend to apply for listing the Series J Preferred Stock on any securities exchange or including the Series J Preferred Stock on any automated quotation system.

Ranking

        The Series J Preferred Stock, with respect to dividend rights or rights upon liquidation, dissolution or winding-up, will rank:

  •
  senior to all classes of our common stock and each other class of capital stock or series of preferred stock established after the original issue date of the Series J Preferred Stock, which we refer to as the "Issue Date," the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series J Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, which we refer to collectively as "Junior Stock";

  •
  on parity, in all respects, with our outstanding Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series J Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, which we refer to collectively as "Parity Stock"; and

  •
  junior to each class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series J Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, which we refer to collectively, as "Senior Stock."

Dividends

        Holders of shares of the Series J Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 4.50% per annum of the $50.00 liquidation preference (equivalent to a fixed annual rate of $2.25 per share). Such dividends will be cumulative from March 18, 2013, and will be payable to investors quarterly in arrears on or before the 15th day of each March, June, September and December or, if not a business day, the next succeeding business day (without interest or additional payment for such delay), each, a "Dividend Payment Date." The first dividend, which will be payable on June 15, 2013, will be for less than a full quarter. The first dividend and any dividend payable on the Series J Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by our board of directors for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable Dividend Payment Date, each, a "Dividend Record Date."

        No dividends on shares of the Series J Preferred Stock will be declared by us or paid or set apart for payment by us at such time as the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. Our existing secured credit facilities prohibit us from paying dividends on our preferred stock, including the Series J Preferred Stock, if a default or an event of default has occurred and is continuing under those credit facilities.

        Notwithstanding the foregoing, dividends on the Series J Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series J Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

        Except as set forth in the next sentence, unless full cumulative dividends on the Series J Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock ranking junior to the Series J Preferred Stock as to dividends and upon liquidation) shall be declared and paid or set apart for payment nor shall any other distribution be declared and made upon any of our common stock or preferred stock ranking junior to or on parity with the Series J Preferred Stock as to dividends or upon liquidation, nor shall any shares of our common stock or preferred stock ranking junior to or on parity with the Series J Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock ranking junior to the Series J Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our charter relating to restrictions on ownership and transfers of our capital stock).

        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series J Preferred Stock and the shares of any other series of preferred stock ranking on parity as to dividends with the Series J Preferred Stock, all dividends declared upon the Series J Preferred Stock and any other series of preferred stock ranking on parity as to dividends with the Series J Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series J Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series J Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series J Preferred Stock which may be in arrears. In the event of a Preferred Dividend Default (as defined herein), holders of shares of Series J Preferred Stock will have certain voting rights. See "—Voting Rights."

        Holders of shares of the Series J Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series J Preferred Stock as provided above. Any dividend payment made on shares of the Series J Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the holders of shares of the Series J Preferred Stock are entitled to be paid out of our assets that are legally available for distribution to our stockholders a liquidation preference of $50.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any series of our preferred stock that ranks junior to the Series J Preferred Stock as to liquidation rights.

        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series J Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on parity with the Series J Preferred Stock in the distribution of assets, then the holders of the Series J Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Holders of the Series J Preferred Stock will be entitled to written notice of any such liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series J Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other corporation with or into us, or the sale, lease or conveyance of all or substantially all of our assets or business, shall not be deemed to constitute a liquidation, dissolution or winding-up of us. For further information regarding the rights of the holders of the Series J Preferred Stock upon the liquidation, dissolution or winding-up of us, see "Description of Common Stock and Preferred Stock—Preferred Stock" in the accompanying prospectus.

Voting Rights

        Holders of the Series J Preferred Stock will not have any voting rights, except as set forth below.

        Whenever dividends on any shares of the Series J Preferred Stock are in arrears for six or more quarterly periods, or a "Preferred Dividend Default," the number of directors on the board of directors will increase by two and the holders of such shares of the Series J Preferred Stock, voting together as a single class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of a total of two additional members of our board of directors, or the "Preferred Stock Directors," at a special meeting called by the holders of record of at least 20% of the Series J Preferred Stock or any other series of Parity Stock so in arrears or at the next annual meeting of stockholders (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), and at each subsequent annual meeting until all accrued dividends on such shares of the Series J Preferred Stock for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

        If and when all accrued dividends on the Series J Preferred Stock shall have been paid in full or set apart for payment in full, the holders thereof will be divested of the foregoing voting rights (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accrued dividends have been paid in full or set apart for payment in full on all series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors will decrease by two. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series J Preferred Stock when they have the voting rights described above, voting together as a single class with all series of Parity Stock upon which like voting rights have been conferred and are exercisable. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by the written consent of the Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series J Preferred Stock when they have the voting rights described above, voting together as a single class with all series of Parity Stock upon which like voting rights have been conferred and are exercisable. The Preferred Stock Directors will each be entitled to one vote per director on any matter.

        So long as any shares of the Series J Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series J Preferred Stock outstanding at the time, voting together as a single class with all series of Parity Stock upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting: (a) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized capital stock into shares of Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock; or (b) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, or an "Event," so as to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series J Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series J Preferred Stock and, provided further, that any increase in the amount of the authorized preferred stock, including the Series J Preferred Stock, or the creation or issuance of any additional shares of the Series J Preferred Stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on parity with or junior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series J Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

No Maturity

        The Series J Preferred Stock has no maturity date, but we are permitted to redeem shares of the Series J Preferred Stock as described below under "—Optional Redemption." Accordingly, each share of Series J Preferred Stock will remain outstanding indefinitely unless a holder of such share of the Series J Preferred Stock decides to convert it, or we elect to redeem it. See "—Optional Redemption" and "—Conversion Rights" below.

Optional Redemption

        The Series J Preferred Stock is not redeemable prior to March 15, 2018. On or after March 15, 2018, we may redeem, at our option upon not less than 30 nor more than 60 days' written notice, shares of the Series J Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 100% of the liquidation preference of $50.00 per share, plus any accrued and unpaid dividends thereon to the date fixed for redemption. Holders of the Series J Preferred Stock to be redeemed shall surrender such Series J Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any shares of the Series J Preferred Stock has been given and if the funds necessary for such redemption have been set apart by us in trust for the benefit of the holders of any shares of the Series J Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of the Series J Preferred Stock, such shares of the Series J Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding shares of the Series J Preferred Stock are to be redeemed, the Series J Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us.

        Unless full cumulative dividends on all shares of the Series J Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of the Series J Preferred Stock shall be redeemed unless all outstanding shares of Series J Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of the Series J Preferred Stock (except by exchange for our capital stock ranking junior to the Series J Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by us of shares transferred to a charitable trust in accordance with our charter to assist us in remaining qualified as a REIT for federal income tax purposes, or the purchase or acquisition of shares of the Series J Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series J Preferred Stock.

        Notice of redemption will be mailed by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series J Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series J Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series J Preferred Stock to be redeemed;

  •
  the place or places where the Series J Preferred Stock is to be surrendered for payment of the redemption price; and

  •
  that dividends on the shares to be redeemed will cease to accrue on such redemption date.

        If less than all of the Series J Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series J Preferred Stock held by such holder to be redeemed.

Conversion Rights

        A holder may convert any shares of the Series J Preferred Stock into shares of our common stock at any time, unless the shares have been previously redeemed by us.

        A holder may convert any shares of the Series J Preferred Stock into our common stock at an initial conversion rate of 3.9087 shares of our common stock per share of Series J Preferred Stock, equal to an initial conversion price of approximately $12.79 per share. The conversion rate will be subject to adjustment under certain circumstances, as described below under "—Adjustment of Conversion Rate." Upon conversion in connection with a make-whole fundamental change, in certain circumstances we will pay a fundamental change make-whole premium to holders of the Series J Preferred Stock upon the conversion of their shares by increasing the conversion rate, as described below under "—Special Rights Upon a Fundamental Change."

        The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below.

        Holders of the Series J Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of those shares following that Dividend Record Date or our default in payment of the dividend due on that Dividend Payment Date. However, shares of Series J Preferred Stock surrendered for conversion at the option of the holder during the period between the close of business on any Dividend Record Date and the close of business on the business day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on that Dividend Payment Date. A holder of shares of Series J Preferred Stock on a Dividend Record Date who (or whose transferee) surrenders any shares for conversion (i) on the corresponding Dividend Payment Date or (ii) following the giving of a notice of redemption will receive the dividend payable by us on the Series J Preferred Stock on the Dividend Payment Date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series J Preferred Stock for conversion. Therefore, holders of shares of Series J Preferred Stock on a Dividend Record Date will receive the applicable dividend on the Dividend Payment Date regardless of any conversion, if such conversion occurs following a notice of redemption. Except as provided above with respect to a voluntary conversion and "—Special Rights upon a Fundamental Change," we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or, except as provided below under "—Adjustment of Conversion Rate," for dividends on the shares of common stock issued upon conversion.

        To convert, the holder must comply with the procedures of DTC for converting a beneficial interest in a global security and, if required, pay all taxes or duties, if any.

        The date on which the holder complies with these requirements is the "conversion date." Each conversion will be deemed to have been effected as to any shares of Series J Preferred Stock surrendered for conversion on the conversion date, and the person in whose name the shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on such conversion date. We will deliver the consideration due in respect of any conversion on the third Business Day immediately following the relevant conversion date.

        The articles supplementary setting forth the terms of the Series J Preferred Stock, or the "articles supplementary," will require that we at all times reserve and keep available for issuance upon conversion of the Series J Preferred Stock a sufficient number of authorized and unissued shares of our common stock to permit the conversion of all outstanding shares of Series J Preferred Stock and that we take all action required to increase the authorized number of shares of common stock if at any time there are insufficient unissued shares of common stock to permit such reservation or to permit the conversion of all outstanding shares of Series J Preferred Stock. In addition, the articles supplementary will provide that any common stock issued upon conversion of the Series J Preferred Stock will be validly issued, fully paid and nonassessable.

Adjustment of Conversion Rate

        The applicable conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the Series J Preferred Stock participate (as a result of holding the Series J Preferred Stock, and at the same time as common stock holders participate) in any of the transactions described below as if such holders of the Series J Preferred Stock held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the liquidation preference of Series J Preferred Stock held by such holder, without having to convert their Series J Preferred Stock.

        (1)   If we issue shares of our common stock as a dividend or other distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	X	OS1 ---- OS0

        where,

CR0	=	the applicable conversion rate in effect immediately prior to the close of business on the record date for such dividend or other distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;
CR1	=

the applicable conversion rate in effect immediately after the close of business on the record date for such dividend or other distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=

the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such dividend or other distribution, or immediately prior to the effective date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, other distribution, share split or share combination, as the case may be.

        Any adjustment made pursuant to this clause (1) shall become effective immediately after (x) the close of business on the record date for such dividend or other distribution or (y) the open of business on the effective date of such split or combination, as applicable. If any dividend or other distribution described in this clause (1) is declared but not so paid or made, effective as of the date our board of directors determines not to pay such dividend or other distribution, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or other distribution had not been declared.

        (2)   If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them to purchase, for a period of not more than 45 days after the ex-dividend date for the distribution, shares of our common stock at a price per share less than the average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day preceding the announcement date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	X	OS0 + X ---------- OS0 + Y

        where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;
CR1	=	the new conversion rate in effect immediately after the close of business on the record date for such distribution;
OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=

the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date of such distribution.

        For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our common stock at less than the average of the closing sale prices of our common stock for the applicable 10 consecutive trading-day period, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by our board of directors.

        Any adjustment made pursuant to this clause (2) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the record date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to the conversion rate that would then be in effect if the record date for such distribution had not occurred.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness or other assets or our property or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, other distributions (including share splits), rights, options or warrants as to which an adjustment is effected in clause (1) or (2) above or in clause (5) below;

  •
  dividends or other distributions covered by clause (4) below;

  •
  dividends or other distributions that constitute "reference property" following a reorganization event (as described under the fourth-to-last paragraph in this "—Adjustment of Conversion Rate" subsection); and

  •
  spin-offs to which the provisions set forth below in this clause (3) shall apply,

then the applicable conversion rate will be adjusted based on the following formula:

CR1	=	CR0	X	SP0 --------------- SP0 - FMV

        where,

CR0	=	the applicable conversion rate in effect immediately prior to the close of business on the record date for such distribution;
CR1	=	the applicable conversion rate in effect immediately after the close of business on the record date for such distribution;
SP0	=

the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=

the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

        The adjustment to the conversion rate under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        If "FMV" as set forth above is equal to or greater than "SP0" as set forth above, in lieu of the foregoing adjustment, holders of the Series J Preferred Stock will receive, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness or other assets or our property or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the applicable conversion rate in effect immediately prior to the close of business on the record date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit that are, or, when issued, will be, traded or quoted on any national or regional securities exchange or other market, which we refer to as a "spin-off," the applicable conversion rate will instead be adjusted based on the following formula:

CR1	=	CR0	X	FMV0 + MP0 --------------- MP0

        where,

CR0	=	the applicable conversion rate in effect immediately prior to the end of the valuation period;
CR1	=	the applicable conversion rate in effect immediately after the end of the valuation period;
FMV0	=
the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock (determined by reference to the definition of "closing sale price" set forth below as if references therein to our common stock were to such capital stock or similar equity interest) applicable to one share of our common stock over the first 10 consecutive trading-day period immediately following the ex-dividend date for the spin-off, such period, the "valuation period"; and
MP0	=	the average of the closing sale prices of our common stock over the valuation period.

        The adjustment to the conversion rate under the preceding paragraph of this clause (3) will occur immediately after the 10th trading day immediately following the ex-dividend date of the spin-off; provided that, for purposes of determining the conversion rate in respect of any conversion during the 10 trading days following the ex-dividend date of any spin-off, references within the preceding paragraph of this clause (3) related to "spin-offs" to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the relevant conversion date. If any such spin-off described in the preceding paragraph of this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such spin-off had not been declared.

        (4)   If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	X	SP0 --------------- SP0 - C

        where,

CR0	=	the applicable conversion rate in effect immediately prior to the close of business on the record date for such dividend or other distribution;
CR1	=	the applicable conversion rate in effect immediately after the close of business on the record date for such dividend or other distribution;
SP0	=
the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or other distribution; and
C	=	the amount in cash per share we pay or distribute to holders of our common stock.

        An adjustment to the conversion rate made pursuant to clause (4) shall become effective immediately after the close of business on the record date for the applicable dividend or other distribution. If any dividend or other distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or other distribution had not been declared.

        If "C" as set forth above is equal to or greater than "SP0" as set forth above, in lieu of the foregoing adjustment, each holder of Series J Preferred Stock shall receive, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the applicable conversion rate in effect immediately prior to the close of business on the record date for such cash dividend or other distribution.

        (5)   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1	=	CR0	X	AC+ (SP1 × OS1) ---------------------- OS0 × SP1

        where,

CR0	=	the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;
CR1	=	the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;
AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;
OS0	=
the number of shares of our common stock outstanding immediately prior to the time, or the "expiration time," such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);
OS1	=	the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to such tender offer or exchange offer); and
SP1	=	the closing sale price of our common stock on the trading day next succeeding the expiration date.

        The adjustment to the conversion rate under this clause (5) shall become effective immediately following the open of business on the trading day next succeeding the expiration date. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

        As used in this section, "record date" means, with respect to any dividend, other distribution, or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

        The "ex-dividend date" means the first date on which shares of our common stock trade on the New York Stock Exchange, or on the applicable stock exchange on which our common stock is then traded, regular way, without the right to receive the issuance, dividend or other distribution in question from us.

        The term "trading day" means a day during which trading in our common stock generally occurs on the primary exchange or quotation system on which our common stock is then traded or quoted and there is no market disruption event, or, if our common stock is not then so traded or quoted, on the principal other market on which our common stock is then traded. If our common stock is not so traded, "trading day" means a "Business Day."

        The term "market disruption event" means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

        The "closing sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the primary exchange or quotation system on which our common stock is then traded or quoted. If our common stock is not so traded or quoted on the relevant date, the "closing sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the "closing sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right or warrant to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (except on account of share combinations).

        To the extent that we have a rights plan in effect upon conversion of the Series J Preferred Stock into common stock, holders will receive, upon conversion of the Series J Preferred Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of our indebtedness or other assets or our property or rights, options or warrants to acquire our capital stock or other securities as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        We will not make any adjustment to the conversion rate except as specifically set forth in this "Adjustment of Conversion Rate" and in "Special Rights Upon a Fundamental Change." Without limiting the foregoing, the applicable conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on its securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of, or assumed by, us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, convertible or exchangeable security not described in the preceding bullet point and outstanding as of the date the Series J Preferred Stock were first issued;

  •
  for a change in the par value of our common stock;

  •
  for accrued and unpaid interest and additional interest, if any; or

  •
  for stock repurchase programs not constituting a tender offer under this clause (5).

        Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. If any adjustment of the conversion rate would be less than 1% of the then effective conversion rate, such adjustment shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with the original adjustment, shall aggregate at least 1% of the then effective conversion rate; provided, however, that any carry forward amount shall be paid to the holder upon conversion regardless of the 1% threshold.

        In the case of:

  •
  any recapitalization, reclassification or change of our common stock, other than changes resulting from a subdivision or combination;

  •
  a consolidation, merger or combination involving us;

  •
  a sale, conveyance or lease to a third party of all or substantially all of our and our subsidiaries' property and assets; or

  •
  any statutory share exchange,

in each case as a result of which holders of our common stock would be entitled to receive stock, other securities, other property or assets (including cash or any combination thereof), or the "reference property," with respect to or in exchange for our common stock, the holders of the Series J Preferred Stock then outstanding will be entitled thereafter to convert those shares into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such transaction had such shares been converted into our common stock immediately prior to such transaction. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the reference property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such election. We will notify the holders of the weighted average as soon as practicable after such determination is made. We shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Series J Preferred Stock to convert its shares into shares of our common stock prior to the effective date of such transaction.

        We may from time to time, to the extent permitted by law and subject to any applicable stockholder approval requirements pursuant to the listing standards of the New York Stock Exchange, increase the conversion rate of the Series J Preferred Stock by any amount for any period of at least 20 Business Days, if our board of directors determines that such increase would be in our best interests. We may also (but are not required to) make such increase in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or other distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. We will give at least 15 days' written notice to holders of any such increase.

        See "Certain U.S. Federal Income Tax Consequences" for a discussion of the U.S. federal income tax consequences of an adjustment to the conversion rate.

        We will not take any voluntary action that would result in an adjustment to the conversion rate pursuant to this "—Adjustment of Conversion Rate" subsection without complying, if applicable, with the stockholder approval rules of the New York Stock Exchange and any similar rule of any stock exchange on which our common stock is listed at the relevant time. In accordance with such listing standards, this restriction will apply at any time when the Series J Preferred Stock is outstanding, regardless of whether we then have a class of securities listed on the New York Stock Exchange.

Ownership Limit; Limitation on Stock Issuable Upon Conversion

        Our charter contains restrictions on the number of shares of our capital stock that a person may own intended to assist us in maintaining our qualification as a REIT under the Internal Revenue Code. Among other restrictions, the charter provides that, subject to certain exceptions, no person other than persons that were our stockholders as of November 3, 1999 or persons exempted by our board of directors may beneficially or constructively own more than 9.8% of our outstanding shares of capital stock, by value or number of shares, whichever is more restrictive. In addition, our charter prohibits any transfer that, if effective, would result in (1) our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (2) our stock being beneficially owned by fewer than 100 persons or (3) us otherwise failing to qualify as a REIT. The charter generally provides that any attempted transfer which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that we select. The charter further generally provides that, if the transfer of shares to a charitable trust would not be effective for any reason to prevent a violation of the foregoing restrictions, then the transfer of that number of shares that would otherwise cause that violation shall be void and the intended transferee shall acquire no rights in such shares of our capital stock. For further information about these and other related provisions of our charter, see "Descriptions of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

        The articles supplementary will provide that, notwithstanding any other provision of the articles supplementary, no holder of Series J Preferred Stock shall be entitled to convert such shares for our common stock to the extent that the receipt of such common stock would violate any of the restrictions on ownership and transfer of our stock contained in our charter, unless such person had been exempted from such limits in accordance with the charter. Any attempted conversion of Series J Preferred Stock that would result in the ownership of common stock in excess of such ownership limit in the absence of such an exemption or in violation of the other restrictions on ownership and transfer of our stock contained in our charter shall be void to the extent of the number of shares that would result in such excess or violation and the related shares of Series J Preferred Stock or portion thereof shall be returned to the holder as promptly as practicable. We will have no further obligation to the holder with respect to such voided conversion and such shares will be treated as if they have not been submitted for conversion. A holder of returned shares of Series J Preferred Stock may resubmit those shares for conversion at a later date subject to compliance with the terms of the articles supplementary and ownership limits described above. The foregoing limitation on the right of holders of the Series J Preferred Stock to receive common stock upon conversion of Series J Preferred Stock will terminate if the restrictions on ownership and transfer of our stock set forth in our charter shall terminate (which, in general, will occur only if, among other things, our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with those restrictions on ownership and transfer are no longer required for REIT qualification) or if our board of directors revokes or otherwise terminates our election to qualify as a REIT pursuant to Section 856(g) (or any successor thereto) of the Internal Revenue Code.

No Fractional Shares

        No fractional shares of common stock or securities representing fractional shares of common stock will be issued upon conversion of the Series J Preferred Stock. Instead, we may elect to either make a cash payment to each holder that would otherwise be entitled to a fractional share or, in lieu of such cash payment, the number of shares of common stock to be issued to any particular holder upon conversion will be rounded up to the nearest whole share.

Special Rights Upon a Fundamental Change

        We must give notice of each fundamental change (as defined below) to all record holders of the Series J Preferred Stock, by the later of 20 Business Days prior to the anticipated effective date of the fundamental change and the first public disclosure by us of the anticipated fundamental change. In addition, we must give notice announcing the effective date of such fundamental change, or the "fundamental change effective date," and certain other matters as set forth under "—Fundamental Change Make-Whole Premium." If a holder converts its Series J Preferred Stock at any time beginning with the opening of business of the fundamental change effective date and ending with the close of business on the 30th trading day immediately following such fundamental change effective date, such conversion will be deemed to be in connection with the fundamental change and the holder will automatically receive for each share of Series J Preferred Stock converted, the greater of:

  •
  (i) a number of shares of our common stock, as described under "—Conversion Rights," and subject to adjustment as described under "—Adjustment of Conversion Rate" (with such adjustment or cash payment for fractional shares as we may elect, as described under "—No Fractional Shares") plus (ii) the fundamental change make-whole premium, if any, described under "—Fundamental Change Make-Whole Premium;" and

  •
  a number of shares of our common stock equal to the lesser of (i) the liquidation preference divided by the Market Value of the Common Stock on the fundamental change effective date and (ii) 9.3809 (subject to adjustment).

        In addition to the number of shares of common stock issuable upon conversion of each share of Series J Preferred Stock at the option of the holder on any conversion date during the fundamental change conversion period, each converting holder will have the right to receive an amount equal to any accrued and unpaid dividends on such converted shares of Series J Preferred Stock, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the Dividend Payment Date immediately preceding (or, if applicable, ending on) the conversion date (other than previously declared dividends on our Series J Preferred Stock payable to holders of record as of a prior date), provided that we are then legally permitted to pay such dividends. The amount payable in respect of such dividends will be paid in cash.

        The term "Market Value" means the average of the closing sale price of our common stock during a 10 consecutive trading day period ending immediately prior to the date of determination.

        The foregoing provisions shall only be applicable with respect to conversions effected at any time beginning with the opening of business on the fundamental change effective date and ending with the close of business on the 30th trading day immediately following such fundamental change effective date.

        In lieu of issuing the number of shares of common stock issuable upon conversion pursuant to the foregoing provisions, we may, at our option, make a cash payment equal to the Market Value determined for the period ending on the fundamental change effective date for each such share of common stock otherwise issuable upon conversion. Our notice of fundamental change will indicate if we will issue common stock or pay cash upon conversion and whether accrued and unpaid dividends will be paid in cash.

        A "fundamental change" will be deemed to have occurred upon a change of control or a termination of trading, each as defined below.

        A "change of control" will be deemed to have occurred at such time after the original issuance of the Series J Preferred Stock when the following has occurred:

  (1)
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors; or

  (2)
  any (A) recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or converted for, stock, other securities, other property or assets or (B) share exchange, consolidation or merger with or into any other person, or merger of another person into us, or (C) conveyance, transfer, sale, lease or other disposition of all or substantially all of our and our subsidiaries' properties and assets to another person; provided that any transaction pursuant to which holders of all classes of our capital stock immediately prior to the transaction that is a share exchange, consolidation or merger have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the capital stock of the continuing or surviving entity entitled to vote generally in the election of directors of the continuing or surviving entity immediately after the transaction in substantially the same proportions as such entitlement immediately prior to such transaction shall not be a change of control pursuant to this clause (2).

        However, a change of control will not be deemed to have occurred if, in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) received or to be received in connection with such merger or consolidation constituting the change of control consists of common stock traded or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or which will be so traded or quoted when issued or converted in connection with such change of control, and as a result of such transaction or transactions, such consideration becomes the reference property for the Series J Preferred Stock.

        A "termination of trading" will be deemed to have occurred if our common stock or other common stock into which the Series J Preferred Stock are convertible ceases to be listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        "Continuing director" means a director who either was a member of our board of directors on the Issue Date or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

        The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        The definition of change of control includes a phrase relating to the conveyance, transfer, lease, or other disposition of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law.

        In some circumstances, the fundamental change conversion feature of the Series J Preferred Stock may make it more difficult to acquire us or discourage a potential acquirer and thus the removal of incumbent management. The fundamental change conversion feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change conversion feature is the result of negotiations between us and the underwriters and is a standard term contained in other similar offerings of convertible stock.

        The term "fundamental change" is limited to specific transactions and may not include other events that might adversely affect our financial condition or business operations. The preceding provisions would not necessarily protect holders of the Series J Preferred Stock if highly leveraged or other transactions involving us occur that may adversely affect holders.

Fundamental Change Make-Whole Premium

        Upon the "fundamental change effective date" of any "make-whole fundamental change," in certain circumstances, we will pay a fundamental change make-whole premium upon the conversion of the Series J Preferred Stock in connection with any such transaction by increasing the conversion rate with respect to such shares. The fundamental change make-whole premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to holders of the Series J Preferred Stock upon conversion. The fundamental change make-whole premium will be determined by reference to the table below and is based on the fundamental change effective date and the price, referred to as the "stock price," paid, or deemed to be paid, per share of our common stock in the transaction constituting the make-whole fundamental change, subject to adjustment as described below. If holders of our common stock receive only cash in the make-whole fundamental change, the stock price shall be the cash amount paid per share. In all other cases, the stock price shall be the average closing sale price of our common stock for the 10 trading days immediately prior to, but not including, the fundamental change effective date.

        A "make-whole fundamental change" is any event which is a change of control and, if applicable, where more than 10% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) received or to be received by our shareholders in connection with such fundamental change consists of cash or assets other than common stock traded or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        The following table shows what the fundamental change make-whole premium would be for each hypothetical stock price and fundamental change effective date set forth below, expressed as additional shares of common stock per share of Series J Preferred Stock.

	Stock Price
Fundamental Change Effective Date	$10.66	$11.00	$12.00	$12.79	$14.00	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$60.00
March 18, 2013	0.7817	0.7678	0.6731	0.6116	0.5346	0.4824	0.3832	0.3130	0.2198	0.1605	0.0897	0.0271
March 15, 2014	0.7817	0.6742	0.5857	0.5289	0.4591	0.4125	0.3257	0.2656	0.1869	0.1370	0.0771	0.0232
March 15, 2015	0.7817	0.5694	0.4865	0.4347	0.3726	0.3322	0.2595	0.2110	0.1489	0.1097	0.0624	0.0187
March 15, 2016	0.7817	0.4544	0.3753	0.3279	0.2736	0.2401	0.1840	0.1489	0.1057	0.0785	0.0453	0.0137
March 15, 2017	0.7817	0.3291	0.2474	0.2022	0.1561	0.1316	0.0971	0.0786	0.0565	0.0424	0.0249	0.0077
March 15, 2018	0.7817	0.2146	0.0870	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The actual stock price and fundamental change effective date may not be set forth on the table, in which case:

  •
  if the actual stock price on the fundamental change effective date is between two stock prices on the table or the actual effective date is between two fundamental change effective dates on the table, the fundamental change make-whole premium will be determined by a straight-line interpolation between the fundamental change make-whole premiums set forth for the higher and lower stock prices and the earlier and later fundamental change effective dates, as applicable, based on a 365-day year;

  •
  if the stock price on the fundamental change effective date exceeds $60.00 per share, subject to adjustment as described below, no fundamental change make-whole premium will be paid; and

  •
  if the stock price on the fundamental change effective date is less than $10.66 per share, subject to adjustment as described below, no fundamental change make-whole premium will be paid.

        The stock prices set forth in the first row of the table above will be adjusted as of any date on which the conversion rate of the Series J Preferred Stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the conversion rate as set forth above under "—Adjustment of Conversion Rate," other than by operation of an adjustment to the conversion rate by adding the fundamental change make-whole premium as described above.

        A conversion of the Series J Preferred Stock by a holder will be deemed for these purposes to be "in connection with" a make-whole fundamental change if the conversion notice is received by the conversion agent on or subsequent to the fundamental change effective date of the make-whole fundamental change up to midnight, New York City time, of the 30th trading day following the fundamental change effective date. We will notify holders of the Series J Preferred Stock in writing of the fundamental change effective date of any make-whole fundamental change and issue a press release announcing such fundamental change effective date no later than five Business Days after such effective date.

        Notwithstanding the foregoing, in no event will the conversion rate, as a result of the fundamental change make-whole premium, exceed 4.6904 shares of common stock per share of Series J Preferred Stock, subject to adjustments in the same manner as the conversion rate as set forth above under "—Adjustment of Conversion Rate."

        Our obligation to pay the fundamental change make-whole premium may constitute a penalty under applicable contract law, and therefore its enforceability cannot be assured.

Calculations in Respect of the Series J Preferred Stock

        Except as explicitly specified otherwise herein, we will be responsible for making all calculations required in respect of the Series J Preferred Stock. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the Series J Preferred Stock. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Series J Preferred Stock. We will provide a schedule of our calculations to the Transfer Agent, and the Transfer Agent is entitled to conclusively rely upon the accuracy of our calculations without responsibility for independent verification thereof. The Transfer Agent will forward our calculations to any holder of Series J Preferred Stock upon written request.

BOOK-ENTRY; SETTLEMENT AND CLEARANCE

The Global Securities

        The Series J Preferred Stock will initially be represented by one or more fully registered global securities. Each such global security will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC's nominee).

        So long as DTC or its nominee is the registered owner of the global securities representing the Series J Preferred Stock, DTC or such nominee will be considered the sole owner and holder of the Series J Preferred Stock for all purposes of the Series J Preferred Stock. Except as provided below, owners of beneficial interests in the Series J Preferred Stock will not be entitled to have the Series J Preferred Stock registered in their names, will not receive or be entitled to receive physical delivery of the Series J Preferred Stock in definitive form and will not be considered the owners or holders of the Series J Preferred Stock. Accordingly, each person owning a beneficial interest in a share of the Series J Preferred Stock must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of the Series J Preferred Stock.

        Unless and until we issue the Series J Preferred Stock in fully certificated, registered form under the limited circumstances described below under the heading "—Certificated Securities" below:

  •
  you will not be entitled to receive a certificate representing your interest in the Series J Preferred Stock;

  •
  all references in this prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Series J Preferred Stock, for distribution to you in accordance with DTC procedures.

Book-entry Procedures for the Global Securities

        All interests in the global securities will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC holds securities that its participants, or "Direct Participants," deposit with DTC. DTC also facilitates the settlement among Direct Participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or "DTCC." DTCC, in turn, is owned by a number of Direct

Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or "Indirect Participants." The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through Direct Participants, who will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security, or "Beneficial Owner," is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by Direct Participants with the transfer agent on behalf of DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        Dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or our agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, us or the transfer agent, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the Series J Preferred Stock at any time by giving reasonable notice to us or the transfer agent. Under such circumstances, if a successor securities depository is not obtained, security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        We have no responsibility for the performance by DTC or its Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Certificated Securities

        Securities in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the Series J Preferred Stock only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  we, at our option, notify the transfer agent that we elect to cause the issuance of certificated Series J Preferred Stock.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of certain U.S. federal income tax consequences expected to result from the purchase, ownership and disposition of the Series J Preferred Stock and of the shares of our common stock into which the Series J Preferred Stock may be converted. This summary only addresses stockholders who hold the Series J Preferred Stock or shares of common stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code. This summary is based upon current provisions of the Internal Revenue Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, any of which may be altered with retroactive effect thereby changing the U.S. federal income tax consequences discussed below. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or is expected to be sought.

        The U.S. federal income tax treatment of a holder of Series J Preferred Stock or shares of our common stock may vary depending upon such holder's particular situation. Certain holders (including, but not limited to, banks, certain financial institutions, persons who mark-to-market the Series J Preferred Stock or shares of our common stock, individuals, partnerships or other pass-through entities, insurance companies, broker-dealers, expatriates, subchapter S corporations, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, regulated investment companies, tax-exempt organizations, governmental organizations and persons holding the Series J Preferred Stock or shares of our common stock as part of a "straddle," "hedge," "conversion transaction" or other integrated investment) may be subject to special rules not discussed below. This summary addresses only certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Series J Preferred Stock and of the shares of our common stock into which the Series J Preferred Stock may be converted, and does not address any tax consequences under state, local or foreign laws, or any tax consequences under the estate or alternative minimum tax provisions in the Internal Revenue Code. For a discussion of the U.S. federal income tax consequences of holding and disposing of shares of our common stock, including the treatment of distributions made with respect to such shares, see "Certain U.S. Federal Income Tax Consequences" in the accompanying prospectus, as indicated below.

        PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES J PREFERRED STOCK OR SHARES OF OUR COMMON STOCK, INCLUDING A CONVERSION OF THE SERIES J PREFERRED STOCK, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS OR TAX TREATIES.

        As used herein, the term "U.S. Holder" means a beneficial owner of Series J Preferred Stock or shares of our common stock that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States,

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof,

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source,

  •
  a trust, if both: (1) a court within the United States is able to exercise primary supervision over the administration of the trust; and (2) one or more United States persons have the authority to control all substantial decisions of the trust, or

  •
  one of certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons.

As used herein, the term "Non-U.S. Holder" means a beneficial owner of Series J Preferred Stock or shares of common stock that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

        If a partnership, including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds the Series J Preferred Stock or shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding the Series J Preferred Stock or shares of our common stock should consult their tax advisor regarding the consequences of the purchase, ownership and disposition of the Series J Preferred Stock or shares of our common stock.

Taxation of the Company as a REIT

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1998. We believe that we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to be organized and to operate in this manner. Our qualification and taxation as a REIT, however, depend upon our ability to meet, through actual annual operating results, asset requirements, distribution levels, diversity of stock ownership, and the various other requirements imposed under the Internal Revenue Code. Accordingly, there can be no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. For a more detailed discussion of the U.S. federal income taxation of holders of our stock and the U.S. federal income taxation of REITs, see "Certain U.S. Federal Income Tax Consequences" in the accompanying prospectus.

U.S. Holders

Dividends

        Provided that we continue to qualify as a REIT, distributions on the Series J Preferred Stock (or common stock received upon conversion of the Series J Preferred Stock) made out of our current or accumulated earnings and profits, other than capital gain dividends, will generally be taxable to our U.S. Holders as ordinary income. For this purpose, our earnings and profits will be allocated first to our outstanding preferred shares, and then to our outstanding common shares. Provided we qualify as a REIT, our dividends will not be eligible for the dividends received deduction generally available to U.S. Holders that are corporations.

        To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. Holder, and will reduce the adjusted tax basis which each U.S. Holder has in its shares of stock by the amount of the distribution, but not below zero. Return of capital distributions in excess of a U.S. Holder's adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year.

        Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. Holders who receive dividends from taxable C corporations.

        Distributions designated as net capital gain dividends will be taxable to U.S. Holders as capital gain income. Such capital gain income will be taxable to U.S. Holders at a maximum rate of 20% in the case of U.S. Holders who are individuals and 35% for corporations. U.S. Holders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        For a further discussion of the U.S. federal income tax treatment of distributions with respect to our stock, see "Certain U.S. Federal Income Tax Consequences—Taxation of Taxable U.S. Stockholders" in the accompanying prospectus.

Sale, Exchange or Other Taxable Disposition of the Series J Preferred Stock

        A U.S. Holder that sells or disposes of the Series J Preferred Stock, except as set forth below under "Repurchase of the Series J Preferred Stock," will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and such holder's adjusted tax basis in the shares of Series J Preferred Stock. In general, a U.S. Holder's adjusted tax basis will equal the U.S. Holder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. Holder (as discussed in "Certain U.S. Federal Income Tax Consequences—Taxation of Taxable U.S. Stockholders—Retention of Net Capital Gains" in the accompanying prospectus) less tax deemed paid by such holder and reduced by the amount of any distributions treated as a return of capital. In general, capital gains recognized by individuals and other non-corporate U.S. Holders upon the sale or disposition of shares of the Series J Preferred Stock will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if the shares are held for 12 months or less. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The deductibility of capital losses is subject to limitations. If a U.S. Holder recognizes loss upon the sale or other disposition of stock that such holder has held for six months or less, such loss will be treated as a long-term capital loss to the extent that such holder received distributions from us which were required to be treated as long-term capital gains. For a further discussion of the U.S. federal income tax treatment of sales and other dispositions with respect to our stock, see "Certain U.S. Federal Income Tax Consequences—Taxation of Taxable U.S. Stockholders—Dispositions of Stock" in the accompanying prospectus.

Repurchase of the Series J Preferred Stock

        If we repurchase all or a portion of the Series J Preferred Stock, under Section 302 of the Internal Revenue Code, such repurchase will be treated as a dividend, generally taxable at ordinary income tax rates (to the extent of our current and accumulated earnings and profits), unless the repurchase satisfies one or more of the tests set forth in Section 302(b) of the Internal Revenue Code that enable the repurchase to be treated as a sale or exchange of the repurchased Series J Preferred Stock. A repurchase will satisfy such tests if it: (i) is "substantially disproportionate" with respect to the stockholder; (ii) results in a "complete termination" of the stockholder's stock interest in us; or (iii) is "not essentially equivalent to a dividend" with respect to the stockholder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the Series J Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

        If a repurchase of the Series J Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholder. The stockholder's adjusted tax basis in such repurchased Series J Preferred Stock would, in that case, be transferred to the holder's remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.

        With respect to a repurchase of our Series J Preferred Stock that is treated as a distribution with respect to our shares, the Internal Revenue Service has proposed Treasury regulations that would require any basis reduction associated with such a repurchase to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder's aggregate basis for the shares would be sufficient to absorb the entire amount of the repurchase distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the repurchased shares of the Series J Preferred Stock to the remaining shares of our stock held (directly or indirectly) by such holder. Instead, the unrecovered basis in our Series J Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Conversion of the Series J Preferred Stock

        Generally, a U.S. Holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of the Series J Preferred Stock except with respect to any cash received in lieu of a fractional share of our common stock, as discussed below. The adjusted tax basis of our common stock that a U.S. Holder receives on conversion will equal the adjusted tax basis of the Series J Preferred Stock converted (reduced by the portion of such adjusted tax basis allocated to any fractional common share exchanged for cash, as described below), and the holding period of such common stock received on conversion will include the period during which such U.S. Holder held the Series J Preferred Stock prior to conversion. Although not entirely free from doubt, we intend to take the position that any cash payment that a U.S. Holder makes to us in connection with a conversion of shares of Series J Preferred Stock should be added to such holder's basis in our common shares that such holder receives upon conversion. U.S. Holders should consult their tax advisors regarding the treatment of any such payment for U.S. federal income tax purposes.

        Cash received in lieu of a fractional share of our common stock will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of the U.S. Holder's adjusted tax basis in the Series J Preferred Stock allocable to such fractional share. This gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the holder's holding period in the shares exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Ownership and Disposition of Shares of Our Common Stock

        For a discussion of the U.S. federal income tax consequences of the ownership and disposition of shares of our common stock acquired by a U.S. Holder as the result of a conversion of Series J Preferred Stock, including the treatment of distributions made on shares of our common stock, see "Certain U.S. Federal Income Tax Consequences—Taxation of Taxable U.S. Stockholders" in the accompanying prospectus.

Constructive Distributions

        The conversion rate of the Series J Preferred Stock will be adjusted in certain circumstances. See "Description of the Series J Preferred Stock—Adjustment of Conversion Rate." Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder's proportionate interest in our assets or earnings may in certain circumstances result in a constructive distribution to such holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Series J Preferred Stock, however, will generally not be considered to result in a constructive distribution. Certain of the possible conversion rate adjustments (including the adjustments discussed in "Description of the Series J Preferred Stock—Fundamental Change Make-Whole Premium") may not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. Holders of Series J Preferred Stock will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Any constructive distribution to a U.S. Holder of Series J Preferred Stock will be included in such holder's income in the same manner as an actual distribution received by such holder as discussed in the accompanying prospectus under "Certain U.S. Federal Income Tax Consequences—Taxation of Taxable U.S. Stockholders—Distributions Generally." Accordingly, such U.S. Holder would be considered to have received a distribution taxable as a dividend to the extent of our current or accumulated earnings and profits even though such holder did not receive any cash or other property.

Non-U.S. Holders

Dividends

        Distributions to Non-U.S. Holders that are not attributable to gain from sales or exchanges by us of U.S. real property interests and are not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, such distributions will not be subject to the withholding tax, provided certain certification requirements are satisfied. Instead, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation).

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of a U.S. real property interest, which includes certain interests in U.S. real property, but generally does not include mortgage loans, will be taxed to a Non-U.S. Holder as if such gain were effectively connected with a U.S. business. Non-U.S. Holders thus would be taxed at the normal capital gain rates applicable to U.S. Holders, and will also be subject to a U.S. federal withholding tax on such distributions. Such distributions also may be subject to the 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. However, any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States will be treated as a distribution subject to the rules applicable to ordinary dividends discussed above if the Non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one year period ending on the date of such distribution. Also, the branch profits tax will not apply to such a distribution.

        For a further discussion of the U.S. federal income tax treatment of distributions with respect to our stock, see "Certain U.S. Federal Income Tax Consequences—Taxation of Non-U.S. Stockholders" in the accompanying prospectus.

Sale, Exchange or Other Taxable Disposition of Series J Preferred Stock

        Gain recognized by a Non-U.S. Holder upon a sale of our Series J Preferred Stock generally will not be taxed under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or "FIRPTA," if we are a "domestically controlled REIT," which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S.

persons. Although we currently believe that we are a domestically controlled REIT, because our stock is publicly traded, no assurance can be given that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, an alternative exemption to tax under FIRPTA might be available if either (1) we are not (and have not been for the five year period prior to the sale) a U.S. real property holding corporation (as defined in the Internal Revenue Code and applicable Treasury regulations to generally include a corporation, 50% or more of the assets of which consist of U.S. real property interests) or (2) our common stock is regularly traded (as defined by applicable Treasury regulations) on an established securities market and the selling Non-U.S. Holder did not own, actually or constructively, shares of Series J Preferred Stock whose total fair market value on the date they were acquired (and on the date or dates any additional shares of Series J Preferred Stock were acquired) exceeded the fair market value on that date (and on the date or dates any additional shares of Series J Preferred Stock were acquired) of 5% of all our common stock or, if the shares of Series J Preferred Stock are regularly traded (as defined by applicable Treasury regulations) on an established securities market, such holder did not own, actually or constructively, more than 5% of the total fair market value of the shares of Series J Preferred Stock at any time during a specified testing period. If we did not qualify as a domestically controlled REIT and a Non-U.S. Holder does not qualify for the above exception, amounts realized by such Non-U.S. Holder upon a sale of our Series J Preferred Stock generally would be subject to withholding under FIRPTA at a rate of 10%.

        Notwithstanding the foregoing, if we qualify as a domestically controlled REIT and a Non-U.S. Holder disposes of our Series J Preferred Stock during the 30-day period preceding the ex-dividend date for a dividend payment, and such Non-U.S. Holder (or a person related to such Non-U.S. stockholder) acquires or enters into a contract or option to acquire our Series J Preferred Stock within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be subject to tax under FIRPTA to such Non-U.S. Holder, then such Non-U.S. Holder will be subject to tax under FIRPTA in an amount that, but for the disposition, would have been subject to tax under FIRPTA.

        Gain not subject to FIRPTA will be taxable to a Non-U.S. Holder if: (1) the Non-U.S. Holder's investment in the stock is effectively connected with a U.S. trade or business, in which case the Non-U.S. Holder will generally be subject to the same treatment as U.S. Holders with respect to such gain, and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation; or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Series J Preferred Stock were to be subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as U.S. Holders with respect to such gain.

        For a further discussion of the U.S. federal income tax treatment of Non-U.S. Holders upon a sale, exchange or other taxable disposition of our stock, see "Certain U.S. Federal Income Tax Consequences—Taxation of Non-U.S. Stockholders" in the accompanying prospectus.

Repurchase of the Series J Preferred Stock

        As described above under "U.S. Holders—Repurchase of the Series J Preferred Stock," the U.S. federal income tax treatment of a repurchase of a Non-U.S. Holder's Series J Preferred Stock will depend upon the facts and circumstances as of the time the repurchase is made. If the repurchase is treated as a distribution that is taxable as a dividend, the U.S. federal income tax treatment will generally be as described above under "Non-U.S. Holders—Dividends." If the repurchase is treated as a sale or exchange, the U.S. federal income tax treatment will generally be as described above under "Non-U.S. Holders—Sale, Exchange or Other Taxable Disposition of Series J Preferred Stock." Prospective investors are advised to consult their tax advisors to determine the appropriate tax treatment.

Conversion of the Series J Preferred Stock

        Non-U.S. Holders will generally not recognize gain or loss upon the conversion of the Series J Preferred Stock into shares of our common stock.

Ownership and Disposition of Shares of Our Common Stock

        For a discussion of the U.S. federal income tax consequences of the ownership and disposition of shares of our common stock that a Non-U.S. Holder acquires as the result of a conversion of the Series J Preferred Stock, including the treatment of distributions (including constructive distributions, as discussed below) made on shares of our common stock, see "Certain U.S. Federal Income Tax Consequences—Taxation of Non-U.S. Stockholders" in the accompanying prospectus.

Constructive Distributions

        As mentioned above, under "—U.S. Holders—Constructive Distributions," the terms of the Series J Preferred Stock allow for adjustment of the conversion rate of the Series J Preferred Stock in certain circumstances and such adjustments may give rise to constructive distributions to Non-U.S. Holders. Any such constructive distribution will be treated in the same manner as an actual distribution with respect to our common stock for purposes of U.S. federal income taxes and withholding taxes. If we pay withholding taxes on behalf of a holder as a result of a constructive distribution upon an adjustment (or the failure to make an adjustment) to the conversion rate of the Series J Preferred Stock, we may, at our option, set off such payments against cash payments of dividends on the Series J Preferred Stock or cash or shares of common stock otherwise deliverable to a holder upon conversion of Series J Preferred Stock or a repurchase of the Series J Preferred Stock. Prospective investors are urged to consult their tax advisors with respect to the U.S. federal income tax and withholding tax consequences resulting from an adjustment to the conversion rate of the Series J Preferred Stock.

Backup Withholding

        For a discussion of the backup withholding and information reporting rules applicable to the Series J Preferred Stock and shares of our common stock acquired as the result of a conversion of the Series J Preferred Stock, see "Certain U.S. Federal Income Tax Consequences—Backup Withholding and Information Reporting" in the accompanying prospectus.

Additional Withholding Requirements

        The disclosure under the heading "Certain U.S. Federal Income Tax Consequences—Taxation of Taxable U.S. Stockholders—Legislation Relating to Foreign Accounts" in the accompanying prospectus is deleted in its entirety. The following disclosure replaces the disclosure under the heading "Certain U.S. Federal Income Tax Consequences—Legislation Relating to Foreign Accounts" in the accompanying prospectus.

        Federal legislation may impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The 30% withholding tax, pursuant to recently finalized Treasury regulations, would be imposed on payments made after December 31, 2013 with respect to dividends on, and after December 31, 2016, with respect to gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial

United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement this legislation, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

Recently Enacted Tax Legislation

        Recently enacted legislation resulted in an increase in the highest marginal tax rates applicable to individuals and other non-corporate taxpayers. As of January 1, 2013, capital gain income (including capital gain dividends that we pay) and ordinary income (including dividends that we pay which are not capital gain dividends) are generally taxable at maximum marginal rates of 20% and 39.6%, respectively. Certain U.S. stockholders who are individuals, trusts or estates and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on our dividends and gain from the sale of our common stock. The maximum tax rate on "qualified dividend income" received by U.S. stockholders taxed at individual rates is 20% but, with limited exceptions, our dividends are generally not eligible for taxation at such preferential rates as described in "Certain U.S. Federal Income Tax Consequences—Taxation of Taxable U.S. Stockholders" in the accompanying prospectus. Prospective stockholders should consult their tax advisors regarding the impact of this legislation on the purchase, ownership and disposition of the Series J Preferred Stock and of the shares of our common stock into which the Series J Preferred Stock may be converted.

UNDERWRITING

        Barclays Capital Inc. is acting as the representative of the underwriters in this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of the Series J Preferred Stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.	1,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,050,000
J.P. Morgan Securities LLC	1,050,000

Total	3,500,000

        The underwriting agreement provides that the underwriters' obligation to purchase shares of the Series J Preferred Stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

  •
  the obligation to purchase all of the shares of the Series J Preferred Stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

  •
  the representations and warranties made by us to the underwriters are true;

  •
  there is no material change in our business or the financial markets; and

  •
  we deliver customary closing documents to the underwriters.

Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of the Series J Preferred Stock. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares of the Series J Preferred Stock.

	No Exercise	Full Exercise
Per Share	$1.50	$1.50
Underwriting discounts and commissions	$5,250,000	$6,000,000
Proceeds, before expenses, to us	$169,750,000	$194,000,000

        Barclays Capital Inc. has advised us that the underwriters propose to offer the shares of the Series J Preferred Stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $0.90 per share. After the offering, the representative may change the offering price and other selling terms.

        The expenses of the offering that are payable by us are estimated to be approximately $500,000 (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

        We have granted the underwriters an option exercisable for 30 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 500,000 shares from us at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter's percentage underwriting commitment in the offering as indicated in the table at the beginning of this "Underwriting" section.

Lock-Up Agreements

        We, our directors and certain of our officers have agreed, with certain limited exceptions, that we and they will not, for a period of 60 days after the date of this prospectus supplement, without first obtaining the prior written consent of Barclays Capital Inc., directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common stock;

  •
  sell any option or contract to purchase any common stock;

  •
  purchase any option or contract to sell any common stock;

  •
  grant any option, right or warrant for the sale of any common stock;

  •
  lend or otherwise dispose of or transfer any common stock;

  •
  request or demand that we file a registration statement related to any common stock; or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise;

provided, however, that our directors and officers may sell not more than $10.0 million of our common stock, in the aggregate, during such 60-day period.

        This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder's reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Offering Price Determination

        Prior to this offering, there has been no public market for shares of the Series J Preferred Stock. The public offering price was negotiated between the representative and us. In determining the public offering price of shares of the Series J Preferred Stock, the representative considered:

  •
  the history and prospects for the industry in which we compete;

  •
  our financial information;

  •
  the ability of our management and our business potential and earning prospects;

  •
  the prevailing securities markets at the time of this offering; and

  •
  the recent market prices of, and the demand for, shares of our common stock and publicly traded shares of generally comparable companies.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

        The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of the Series J Preferred Stock, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of the shares of the Series J Preferred Stock in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of the Series J Preferred Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of shares of the Series J Preferred Stock or preventing or retarding a decline in the market price of shares of the Series J Preferred Stock. As a result, the price of shares of the Series J Preferred Stock may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of the Series J Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

New York Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "SFI."

Stamp Taxes

        If you purchase shares of the Series J Preferred Stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Other Relationships

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they have received or may in the future receive customary fees and expenses. In particular, certain affiliates of the underwriters are lenders and agents under our secured credit agreements.

        In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of the Series J Preferred Stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of the Series J Preferred Stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a "Relevant Member State," an offer to the public of any shares of the

Series J Preferred Stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of the Series J Preferred Stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  •
  to legal entities which are qualified investors as defined under the Prospectus Directive;

  •
  by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of the Series J Preferred Stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares of the Series J Preferred Stock under, the offers contemplated here in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

  •
  it is a qualified investor as defined under the Prospectus Directive; and

  •
  in the case of any shares of the Series J Preferred Stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares of the Series J Preferred Stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the representative of the underwriters has been given to the offer or resale or (ii) where shares of the Series J Preferred Stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such shares of the Series J Preferred Stock to it is not treated under the Prospectus Directive as having been made to such persons.

        For the purposes of this representation and the provision above, the expression an "offer of common stock to the public" in relation to any shares of the Series J Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of the Series J Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for the Series J Preferred Stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the "FSMA")) as received in connection with the issue or sale of the Series J Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the Series J Preferred Stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        The legality of the shares of the Series J Preferred Stock offered by this prospectus supplement will be passed upon for us by Clifford Chance US LLP, New York, New York. Clifford Chance US LLP will rely upon the opinion of Venable LLP with respect to certain matters of Maryland law. Certain matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

iSTAR FINANCIAL INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
and
Warrants

        We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities, at an aggregate initial offering price which will not exceed $3,500,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

        In each prospectus supplement we will include the following information:

  •
  The names of the underwriters or agents, if any, through which we will sell the securities.

  •
  The proposed amount of securities, if any, which the underwriters will purchase.

  •
  The compensation, if any, of those underwriters or agents.

  •
  The initial public offering price of the securities.

  •
  Information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded.

  •
  Any other material information about the offering and sale of the securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        An investment in these securities entails certain material risks and uncertainties that should be considered. See "Risk Factors" in Part I, Item 1a of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and any subsequent report incorporated in this prospectus by reference.

The date of this prospectus is May 29, 2012

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares representing shares of preferred stock, debt securities or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities in one or more offerings for total proceeds of up to $3,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Incorporation of Certain Documents By Reference."

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are included with respect to, among other things, our current business plan, business strategy, portfolio management and liquidity. These forward-looking statements generally are identified by the words "believe," "project," expect," "anticipate," "estimate," "intend," strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements.

        Important factors that we believe might cause such differences are discussed in the section entitled, "Risk Factors" in Part I, Item 1a of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and any subsequent report incorporated in this registration statement by reference, or otherwise accompany the forward-looking statements contained in this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In assessing all forward-looking statements, you are urged to read carefully all cautionary statements, together with the other risks described from time to time in our reports and documents filed with the Securities and Exchange Commission, or the SEC, and you should not place undue reliance on those statements.

 iSTAR FINANCIAL INC.

        We are a fully-integrated finance and investment company focused on the commercial real estate industry. We provide custom-tailored investment capital to high-end private and corporate owners of real estate and invest directly across a range of real estate sectors. We are taxed as a real estate investment trust. Our three primary business segments are lending, net leasing and real estate investment.

        Our principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 930-9400. Our website is www.istarfinancial.com. The information on our website is not considered part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

	For the Three Months Ended March 31, 2012
		Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	—	—	—	—	—	1.2x
Ratio of earnings to fixed charges(1)	—	—	—	—	—	1.2x

(1)
For the three months ended March 31, 2012, our total earnings were not sufficient to cover fixed charges of $77,376 and earnings were not sufficient to cover fixed charges and preferred dividends by $87,956. For the years ended December 31, 2011, 2010, 2009 and 2008, our total earnings were not sufficient to cover fixed charges of $68,784, $218,353, $757,283 and $276,951, respectively, and earnings were not sufficient to cover fixed charges and preferred dividends by $111,104, $260,673, $799,603 and $319,271, respectively.

USE OF PROCEEDS

        Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to repay indebtedness, for new investments, or for other general corporate purposes.

 DESCRIPTION OF DEBT SECURITIES

        We intend to issue the debt securities under an indenture dated as of February 5, 2001 with US Bank Trust National Association, as trustee, which we may supplement from time to time. The following paragraphs describe the provisions of the indenture. The indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee. If we issue the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.

General

        The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Each prospectus supplement will describe:

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  The title of the debt securities and whether the debt securities are senior or subordinated debt securities;

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  Any limit upon the aggregate principal amount of a series of debt securities which we may issue;

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  The date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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  The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

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  The currency or currencies in which principal, premium, if any, and interest, if any, will be paid.

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  The place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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  Any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

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  The right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution as a result of the conversion rights;

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  Any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

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  Any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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  The percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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  Any special or modified events of default or covenants with respect to the debt securities;

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  Any security or collateral provisions; and

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  Any other material terms of the debt securities.

        The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.

        We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

        If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

        We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

        We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

        An event of default with respect to each series of debt securities will include:

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  Our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

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  Our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

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  Our default for 60 days or a period specified in a supplemental indenture, which may be no period after notice in the observance or performance of any other covenants in the indenture; and

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  Certain events involving our bankruptcy, insolvency or reorganization.

        A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.

        The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

        The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.

        The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

        A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture

        We and the trustee may:

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  Without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

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  With the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

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  With the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

        However, we may not:

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  Extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

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  Reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

        We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture; and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Governing Law

        The indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York.

 DESCRIPTION OF WARRANTS

        Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

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  The securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, debt securities, depositary shares or units consisting of two or more of those types of securities);

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  The exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

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  The period during which the warrants may be exercised;

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  Any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

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  The place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

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  Any other material terms of the warrants.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, including 15,000 shares of High Performance Common Stock, and 30,000,000 shares of preferred stock, $0.001 par value, of which 4,600,000 shares are designated 8.000% Series D Cumulative Redeemable Preferred Stock, $0.001 par value, or Series D preferred stock, 9,000,000 shares are designated 7.875% Series E Cumulative Redeemable Preferred Stock, $0.001 par value, 4,600,000 shares are designated 7.800% Series F Cumulative Redeemable Preferred Stock, $0.001 par value, 3,200,000 shares are designated 7.650% Series G Cumulative Redeemable Preferred Stock, $0.001 par value, and 5,000,000 shares are designated 7.500% Series I Cumulative Redeemable Preferred Stock, $0.001 par value. We previously had authorized and issued series of preferred stock designated Series A, B, C, and H preferred stock; however, we have retired each of those series, which makes the shares available for re-issuance and re-designation.

Common Stock

        Holders of common stock undesignated as to series will be entitled to receive distributions on common stock if, as and when our board of directors authorizes, and we declare, distributions. However, rights to distributions may be subordinated to the rights of holders of preferred stock, when preferred stock is issued and outstanding. In the event of our liquidation, dissolution or winding up, each outstanding share of common stock undesignated as to series will entitle its holder to a proportionate share of the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders.

        Holders of common stock undesignated as to series are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Series D preferred stock are entitled to 0.25 of a vote for each share on all matters submitted to a stockholder vote. They will vote with the common stock as a single class. There is no cumulative voting in the election of directors.

        Holders of shares of common stock generally have no preference, conversion, sinking fund, redemption, appraisal or exchange rights or any preemptive rights to subscribe for any of our securities. All shares of common stock undesignated as to series have equal dividend, distribution, liquidation and other rights.

High Performance Unit Program and High Performance Common Stock

        In May 2002, our stockholders approved the iStar Financial High Performance Unit, or HPU, Program. The HPU program entitled employee participants, or HPU Holders, to receive distributions if the total rate of return on our common stock (share price appreciation plus dividends) exceeded certain performance thresholds over a specified valuation period. We established seven HPU plans that had valuation periods ending between 2002 and 2008 and we have not established any new HPU plans since 2005. The programs, as more fully described in our annual proxy statements dated April 8, 2002, April 21, 2003, April 27, 2004, April 25, 2005, April 30, 2006, April 27, 2007, April 29, 2008 and April 23, 2009 are performance-based employee, director and officer compensation plans that only have material value to the participants if we provide superior returns to our stockholders. HPU Holders purchased their interests in High Performance Common Stock for aggregate initial purchase prices of approximately $2.8 million, $1.8 million, $1.4 million, $0.6 million, $0.7 million, $0.6 million and $0.8 million for the 2002, 2003, 2004, 2005, 2006, 2007 and 2008 plans, respectively.

        The 2002, 2003 and 2004 plans all exceeded their performance thresholds and are entitled to receive distributions, including upon our liquidation, dissolution or winding-up, equivalent to the amount of dividends payable on 819,254 shares, 987,149 shares and 1,031,875 shares, respectively, of our common stock as and when such dividends are paid on our common stock. Each of these three plans has 5,000 shares of High Performance Common Stock associated with it. High Performance

Common Stock carries 0.25 votes per share and is subject to redemption in certain limited circumstances.

        The remaining four plans that had valuation periods which ended in 2005, 2006, 2007 and 2008, did not meet their required performance thresholds and none of the plans were funded. As a result, we redeemed the participants' units for approximately $1,700 resulting in HPU Holders losing $2.4 million of aggregate contributions.

Certain Provisions of our Charter and Maryland Law

        We may be dissolved if our board of directors, by resolution adopted by a majority of our entire board of directors, declares the dissolution advisable and directs that the proposed dissolution be submitted for consideration at either an annual or special meeting of stockholders. Dissolution will occur once it is approved by the affirmative vote of a majority of stockholders entitled to cast votes on the matter.

        Our charter grants our board of directors the power to authorize the issuance of additional authorized but unissued shares of common stock and preferred stock. Our board of directors may also classify or reclassify unissued shares of common stock or preferred stock and authorize their issuance.

        Our charter also provides that, to the extent permitted by the General Corporate Law of Maryland, our board of directors may, without any action by the stockholders, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

        We believe that these powers of our board of directors provide increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Although our board of directors does not intend to do so at the present time, it could authorize the issuance of a class or series that could delay, defer or prevent a change of control or other transaction that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Restrictions on Ownership and Transfer

        To maintain our REIT qualification under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, no group of five or fewer individuals can own, actually or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year, which we refer to as the 5/50 Test. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (determined without reference to any rules of attribution). To assist us in meeting these tests, our charter provides that no person other than persons who were our stockholders as of November 3, 1999 or persons exempted by our board of directors may beneficially or constructively own more than 9.8% of our capital stock, by value or number of shares, whichever is more restrictive; these provisions constitute the Ownership Limit.

        Each person who is a beneficial or constructive owner of shares of stock and each person, including the stockholder of record, who is holding shares of stock for a beneficial or constructive owner must provide us in writing any information with respect to direct, indirect and constructive ownership of shares of stock as our board of directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to determine our qualification as a REIT, and to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        Any issuance or transfer of shares of our stock that would result in (1) a violation of the 5/50 Test, (2) our stock being beneficially owned by fewer than 100 persons, or (3) us otherwise failing to qualify as a REIT, shall be void and the intended transferee shall acquire no rights in such shares of our stock. Shares of our stock issued or transferred that would cause any stockholder to own more than the

Ownership Limit or otherwise cause us to fail to qualify as a REIT, which stockholder we refer to as a Prohibited Owner, will constitute shares of excess stock. All excess stock will be automatically transferred, without action by the Prohibited Owner, to a trust for the exclusive benefit of one or more charitable beneficiaries that we select, and the Prohibited Owner will not acquire any rights in the shares of excess stock. Such automatic transfer shall be deemed to be effective as of the close of business on the day prior to the date of the transfer causing a violation. If the transfer to the trust would not be effective for any reason to prevent a stockholder from owning more than the Ownership Limit or otherwise cause us to fail to qualify as a REIT, then the transfer of that number of shares necessary to cause such ownership or failure will be void and the intended transferee shall acquire no rights in such shares of our stock. The trustee of the trust shall be appointed by us and must be independent of us and the Prohibited Owner. The Prohibited Owner shall have no right to receive dividends or other distributions with respect to, or be entitled to vote, any excess stock held in the trust. Any dividend or other distribution paid prior to the discovery by us that excess stock has been transferred to the trust must be paid by the recipient of the dividend or distribution to the trustee upon demand for the benefit of the charitable beneficiaries, and any dividend or other distribution authorized but unpaid shall be paid when due to the trust. The trust shall have all dividend and voting rights with respect to the shares of excess stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or distribution so paid to the trust shall be held in trust for the charitable beneficiary.

        Within 60 days after the latest of (i) the date of the transfer which resulted in such transfer to the charitable trust and (ii) the date our board of directors determines in good faith that a transfer resulting in the transfer to the charitable trust has occurred, the trustee will sell the excess stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, any interest of the charitable beneficiary in the excess stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary as follows. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the excess stock (or, in the case of a devise, gift or other transaction in which no value was given for such shares held by the charitable trust, the Market Price (as defined in our charter) at the time of such devise, gift or other transaction), and (b) the price per share received by the trustee from the sale or other disposition of the excess stock held in the trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the charitable beneficiary. Shares of our stock held by the charitable trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares held by the trust (or, in the case of a devise, gift or other transaction in which no value was given for such shares held by the trust, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price of the shares of our stock to which such shares held by the trust relates on the date we, or our designee, accepts such offer, or the Redemption Price. We shall have the right to accept such offer until the trustee has sold the shares of our stock held in the charitable trust. Upon such a sale, the interest of the charitable beneficiary in the shares of stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the purported record transferee of such shares. If any of the foregoing restrictions on transfer of our shares held by the trust are determined to be void or invalid, then the purported record transferee of such shares may be deemed, at our option, to have acted as our agent in acquiring such shares and to hold such shares on our behalf.

        These restrictions on ownership and transfer will not apply to our stock if our board of directors determines that it is no longer in our best interests to qualify as a REIT.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for shares of our stock or otherwise be in the best interest of our stockholders.

Preferred Stock

        We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the preferred stock to which it relates:

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  The title of the series;

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  Any limit upon the number of shares of the series which may be issued;

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  The preference, if any, to which holders of the series will be entitled upon our liquidation;

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  The date or dates on which we will be required or permitted to redeem shares of the series;

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  The terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

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  The voting rights of the holders of the preferred stock;

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  The dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

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  The right, if any, of holders of the series to convert them into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

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  Any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series;

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  Any other material terms of the series.

        Holders of shares of preferred stock will not have preemptive rights.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

 DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary receipts representing interests in shares of a particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

        While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

        Dividends and Other Distributions.    Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

        Withdrawal of Preferred Stock.    A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock and any money or other property to which the depositary shares relate.

        Redemption of Depositary Shares.    Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

        Voting.    Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

        Liquidation Preference.    Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

        Conversion.    If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

        Amendment and Termination of a Deposit Agreement.    We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

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  All outstanding depositary shares to which it relates have been redeemed or converted; or

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  The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

        Miscellaneous.    There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to "we," "our," "us" or "our company" mean only iStar Financial Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

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  U.S. expatriates;

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  persons who mark-to-market our common stock;

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  subchapter S corporations;

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  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies, or RICs;

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  trusts and estates;

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  holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

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  persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

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  persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

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  persons holding their interest through a partnership or similar pass-through entity;

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  persons holding a 10% or more (by vote or value) beneficial interest in us;

        and, except to the extent discussed below:

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  tax-exempt organizations; and

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  non-U.S. stockholders (as defined below).

        This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of iStar Financial—General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1998. We believe that we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to be organized and to operate in this manner. Our qualification and taxation as a REIT, however, depend upon our ability to meet, through actual annual operating results, asset requirements, distribution levels, diversity of stock ownership, and the various other requirements imposed under the Internal Revenue Code. Accordingly, there can be no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        In the opinion of Clifford Chance US LLP, commencing with our taxable year ended December 31, 2007, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our present and proposed method of operation, as represented by us, will enable us to continue to meet the requirements for qualification as a REIT under the Internal Revenue Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including representations concerning our organization, the nature and value of our assets, the types of income we earn in each taxable year and the past, present, and future conduct of our business operations), and assumes that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in commercial mortgage loan securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. The opinion is expressed as of the date of this prospectus and Clifford Chance US LLP has no obligation to advise of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, asset requirements, distribution levels and diversity of stock ownership and the various other requirements imposed under the Internal Revenue Code as discussed below, the results of which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operation for any one taxable year will satisfy such requirements. See "—Failure to Qualify." Clifford Chance US LLP's opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification. An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge our qualification as a REIT.

        The sections of the Internal Revenue Code that relate to the qualification and taxation of REITs are highly technical and complex. The following describes the material aspects of the sections of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code.

        Provided we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that generally results from an investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. For tax years through 2012, stockholders who are taxed at individual U.S. federal income tax rates are generally taxed on corporate dividends at a maximum U.S. federal income tax rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received from us or other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "—Taxation of Taxable U.S. Stockholders."

        Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

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  We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains;

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  We may be subject to the "alternative minimum tax" on items of tax preference, if any;

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  If we have: (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate (currently 35%) on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property. See "—Income Tests—Foreclosure Property" below;

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  We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business. See
  "  —Income Tests—Prohibited Transactions Income" below;

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  If we fail to satisfy the 75% or 95% gross income tests, as described below, but have, nevertheless, maintained our qualification as a REIT because we meet certain other requirements, we will be subject to a tax equal to 100% of the gross income attributable to the greater of either (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (b) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability;

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  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount, as described more fully below, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of the highest corporate tax rate (currently 35%) and the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests;

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Requirements for Qualification as a REIT;"

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  We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, and certain taxable mortgage pools to the extent our shares are held in record name by specified tax-exempt organizations not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of "excess inclusion income," see "Certain U.S. Federal Income Tax Consequences—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income;"

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  We will be required to pay a 4% excise tax on the amount by which our annual distributions to our stockholders is less than the sum of: (1) 85% of our ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income from prior periods;

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  If we acquire an asset from a corporation which is or has been a C corporation (which generally includes a corporation that is not a REIT or an S corporation) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset within the ten-year period beginning on the date on which we acquired the asset, then we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent the fair market value of the asset exceeds our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that no election will be made under Treasury regulation Section 1.337(d)-7 for the C corporation to be subject to an immediate tax when the asset is acquired;

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  We will be subject to a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of our company to any of our tenants. Redetermined deductions and excess interest represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations;

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  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated; and

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  If we own subsidiaries or interests in entities that are C corporations for U.S. federal income tax purposes, including taxable REIT subsidiaries, the earnings of such corporations will generally be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to its beneficial owners;

  (3)
  that would be taxable as a domestic corporation, but for its election to be taxed as a REIT;

  (4)
  that is not a financial institution or an insurance company under the Internal Revenue Code;

  (5)
  that is owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of each year; and

  (7)
  that meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification, described below, including with respect to the nature of its income and assets, and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4) must be met during the entire year and that condition (5) must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT.

        We believe that we currently satisfy conditions (1) through (7) above. In addition, our charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our qualification as a REIT would terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to determine the actual ownership of our shares and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

        In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Effect of Subsidiary Entities

Ownership of a Partnership Interest

        In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the REIT asset and gross income tests described below. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. For purposes of the 10% value test only, however, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding certain securities described in the Internal Revenue Code. Thus, our proportionate share of the assets and income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT asset and gross income requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in Partnerships."

Disregarded subsidiaries

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Asset tests" and "—Income Tests."

Taxable REIT Subsidiaries

        A "taxable REIT subsidiary" is a corporation which, together with a REIT that owns an interest in such corporation, makes an election to be treated as a taxable REIT subsidiary. A REIT may own up to 100% of the stock of a taxable REIT subsidiary. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of taxable REIT subsidiaries in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

        We hold a significant amount of assets in one or more taxable REIT subsidiaries, including assets that we have acquired through foreclosure, assets that may be treated as dealer property, and other assets that could adversely affect our ability to qualify as a REIT if held directly by us. However, we are subject to the limitation that securities of taxable REIT subsidiaries may not represent more than 25% of our total assets. The values of some of our assets, including assets that we hold through taxable REIT subsidiaries may not be precisely determined, and values are subject to change in the future. Accordingly, there can be no assurance that we have met or will be able to continue to comply with the 25% limitation. If dividends are paid to us by one or more domestic taxable REIT subsidiaries we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible through 2012 for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See "—Taxation of Taxable U.S. Stockholders" and "—Annual Distribution Requirements."

        The 25% limitation on the value of taxable REIT subsidiaries that we hold limits the extent to which we can conduct activities through a taxable REIT subsidiary or expand the activities that we conduct through a taxable REIT subsidiary. In addition, we may from time to time need to make distributions from a taxable REIT subsidiary in order to keep the value of our taxable REIT subsidiaries below 25% of our total assets. However, taxable REIT subsidiary dividends will generally not constitute qualifying income for purposes of the 75% REIT gross income test. See "—Income Tests." While we will monitor our compliance with both this income test and the limitation on the percentage of our assets represented by taxable REIT subsidiary securities, and intend to conduct our affairs so as to comply with both, the two may at times be in conflict with one another. It is possible that we may wish to distribute a dividend from a taxable REIT subsidiary in order to reduce the value of our taxable REIT subsidiaries below 25% of our assets, but be unable to do so without violating the 75% REIT gross income test. Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for REIT qualification, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

        Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the taxable REIT subsidiary's adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if a taxable REIT subsidiary pays interest, rent or another amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm's length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Finally, a taxable REIT subsidiary's ability to derive income from lodging and health care related properties is subject to certain limitations under the Internal Revenue Code.

Taxable Mortgage Pools

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations;

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  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

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  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a taxable mortgage pool. We may enter into financing and securitization arrangements that give rise to taxable mortgage pools.

        A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as separate entities for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. See "—Excess Inclusion Income."

        If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Income Tests

        We must meet two annual gross income requirements to qualify as a REIT. First, each year we must derive at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, from investments relating to real property or mortgages on real property, including "rents from real property." Dividends received from and gains from the disposition of shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as certain kinds of temporary investments. Second, each year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, from investments meeting the 75% test described above, or from dividends, interest and gain from the sale or disposition of stock or securities. For these purposes, the term "interest" generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term "interest," however, if such amount is based on a fixed percentage of gross receipts or sales.

Interest Income

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        In the event that we invest in a mortgage loan that is not fully secured by real property and is secured by other property, we are required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest "principal amount" of the loan during the year. Revenue Procedure 2011-16 interprets the "principal amount" of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest. Any mortgage loan that we invest in that is not fully secured by real property may therefore be subject to the interest apportionment rules and the position taken in IRS Revenue Procedure 2011-16 as described above.

        In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a "significant modification" under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which may have reduced considerably. In Revenue Procedure 2011-16, the IRS announced a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. Revenue Procedure 2011-16 may therefore allow us to modify our distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2011-16,which could adversely affect our ability to satisfy the 75% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        Any amount includable in gross income by us with respect to a regular or residual interest in a REMIC is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a REMIC consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test.

        We have and may continue to invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate-asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We treat certain mezzanine loans that may not meet all of the requirements for reliance on this safe harbor as real estate assets giving rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise not adversely affecting our qualification as a REIT. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% REIT gross income test. If such a challenge were to cause us to fail the REIT asset tests described below or the 75% REIT gross income test, we could be required to pay a penalty tax or fail to qualify as a REIT.

        We also hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

Rents from Real Property

        Lease income we receive will qualify as "rents from real property" only if the following conditions are met:

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  The amount of lease income may not be based in whole or in part on the income or profits of any person. "Rents from real property" may, however, include lease income based on a fixed percentage of receipts or sales. Some of the leases we have entered into provide for participation or similar rights in the net cash flow of the lessee in the excess of a threshold amount. Any amount received or accrued that is attributable to any such participation or similar rights would cause all rents received or accrued by us with respect to such lease to fail to qualify as "rents from real property." We have not received or accrued and do not expect to receive or accrue any amount attributable to any participation or similar rights with respect to these leases which, together with other nonqualifying income (for purposes of the 75% or 95% gross income tests) received or accrued during the same taxable year, would have caused or would cause us to violate the 75% or 95% gross income test for that taxable year;

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  Lease income received from a tenant will not qualify as "rents from real property" if we, or an actual or constructive owner of 10% or more of us, actually or constructively owns 10% or more of such tenant;

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  Lease income attributable to personal property leased in connection with a lease of real property does not exceed 15% of the total lease income received under the lease;

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  We generally may not render services to tenants of the property, other than through an independent contractor from whom we derive no revenue. We may, however, provide services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, we may provide a de minimis amount of non-customary services. Finally, we may provide certain non-customary services to tenants through a taxable REIT subsidiary.

        We intend to maintain our REIT qualification by carefully monitoring any potential nonqualifying income for purposes of the 75% and 95% gross income tests discussed above. If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

  •
  our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect; and

  •
  we attach a schedule of the sources of our income to our U.S. federal income tax return.

        It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. See "—Relief from Violations; Reasonable Cause." If these relief provisions do not apply to a particular set of circumstances, we would not qualify as a REIT. As discussed above in "—Taxation of iStar Financial—General," even if these relief provisions apply, and we retain our qualification as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring our income.

Foreclosure Property

        We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise constitute qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described below, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We have made foreclosure property elections with respect to certain of our properties, and we expect to make the foreclosure property election with respect to other property we acquire through foreclosure if the election is available (which may not be the case if we were to acquire "distressed loans"). The income related to such properties for which a foreclosure property election is made that otherwise would be nonqualifying for purposes of the REIT gross income tests, and is therefore subject to U.S. federal income tax at a 35% rate, could be material.

Prohibited Transaction Income

        Any gain realized by us on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income, and subject to a 100% penalty tax. Prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the Internal Revenue Code provides standards which, if met, would not result in prohibited transaction income, we may not be able to meet these standards in all circumstances.

Fee income

        We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on, or an interest in, real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary are not included for purposes of the REIT gross income tests.

Dividend income

        We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified, as specified in Treasury regulations, before the close of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests that is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test.

        Except to the extent provided by Treasury regulations, any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (but generally will constitute non-qualifying gross income for purposes of the 75% income test).

        To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Foreign Investments

        To the extent that we make investments and incur obligations in currencies other than the U.S. dollar, we may generate foreign currency gains and losses. Foreign currency gain that qualifies as "real estate foreign exchange gain" is excluded from both the 75% and 95% income tests, while income from foreign currency gains that qualifies as "passive foreign exchange gain" is excluded from the 95% income test, but is treated as non-qualifying income for the 75% income test.

        "Real estate foreign exchange gain" is foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 75% income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under debt obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes foreign currency gain attributable to a qualified business unit, or QBU, of the REIT if the QBU meets the 75% income test for the taxable year and the 75% asset test at the close of each quarter of the taxable year that the REIT directly or indirectly owned an interest in the QBU. "Passive foreign exchange gain" includes all real estate foreign exchange gain plus foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 95% income test, (ii) the acquisition or ownership of debt obligations and (iii) becoming or being the obligor under debt obligations. The Treasury Department has the authority to expand the definition of real estate foreign exchange gain and passive foreign exchange gain to include other items of foreign currency gain.

        We may recognize foreign currency gains that are not treated as qualifying income for purposes of the 95% and 75% gross income tests. In addition, income we derive from foreign real property held through a foreign corporation may not be treated as qualifying income for purposes of the 95% gross income test (and will not be treated as qualifying income for purposes of the 75% gross income test). To reduce the risk of non-qualifying foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive or expense we incur from our non-U.S. dollar denominated assets and obligations. While we intend to manage our non-U.S. dollar denominated assets and obligations in a manner that does not jeopardize our ability to qualify as a REIT, there can be no assurance that the IRS will not challenge our qualification as a REIT as a result of foreign currency gains derived from such assets and obligations.

Phantom income

        Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

        Some of the debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instruments, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instruments are not made.

        In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        We may hold or acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, particularly in the case of a debt instrument acquired at a discount to its face amount, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

        Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual distribution requirements."

Excess Inclusion Income

        If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement may be treated as a taxable mortgage pool for U.S. federal income tax purposes. If all or a portion of our company is considered a taxable mortgage pool, our qualification as a REIT generally should not be impaired; however, a portion of our taxable income may be characterized as "excess inclusion income." In addition, if we acquire residual interest in a REMIC, a portion of our income derived from such residual interest may also be characterized as excess inclusion income.

        IRS guidance indicates that our excess inclusion income will be allocated among our stockholders in proportion to our dividends paid. A stockholder's share of our excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most tax-exempt stockholders, and (iii) would result in the application of U.S. federal income tax withholding at a rate of 30%, without reduction for any otherwise applicable income tax treaty, in the hands of a non-U.S. stockholder. In addition, we will be subject to tax at the highest U.S. federal corporate income tax rate on our excess inclusion income allocated to "disqualified organizations" (generally, tax-exempt investors that are not subject to U.S. federal income tax on unrelated business taxable income, including governmental organizations and charitable remainder trusts) that hold our stock in record name. Further, the IRS has taken the position that broker/dealers and nominees holding our stock in "street name" on behalf of disqualified organizations are subject to U.S. federal income tax at the highest U.S. federal corporate income tax rate on our excess inclusion income allocated to such disqualified organizations. Similarly, a regulated investment company or other pass-through entity may be subject to U.S. federal income tax at the highest U.S. federal corporate income tax rate on our excess inclusion income to the extent such entities are owned by disqualified organizations.

        Although we have owned investments that produced excess inclusion income in the past, we have not owned any such assets for a number of years. It is not part of our investment strategy to own such assets, and our intent is not to expose our stockholders to excess inclusion income. Stockholders are urged to consult their tax advisors with regard to the U.S. federal, state and local income tax consequences to them of excess inclusion income.

Asset Tests

        At the close of each quarter of each of our taxable years, we must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real estate mortgages, real property, interests in other REITs and stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering. In addition, any regular or residual interests we hold in a REMIC are generally treated as a real estate asset for purposes of the asset tests described above. If, however, less than 95% of the assets of a REMIC consist of real estate assets, we will be treated as holding our proportionate share of the assets of the REMIC, which generally would include assets both qualifying and not qualifying as real estate assets. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class. Third, of the investments included in the 25% asset class and, except for investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities that we hold may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Fourth, not more than 25% of the value of our total assets may be represented by securities in one or more taxable REIT subsidiaries.

        The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are "real estate assets" for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership, (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled taxable REIT subsidiaries" as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which: (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

        We expect that any real property and temporary investments that we acquire will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which we own an interest consists of "real estate assets." Mortgage loans will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. In the event that we invest in a mortgage loan that is fully secured by both real property and other property, Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT's treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. In addition, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the asset tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a "significant modification" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to redetermine the portion of the loan that is treated as a real estate asset for purposes of the REIT asset tests. In Revenue Procedure 2011-16, the IRS has provided a safe harbor under which a REIT is not required to redetermine the value of real property securing a mortgage loan for purposes of the REIT asset tests in the event of a significant modification of the loan if the modification meets certain requirements. See "—Income Tests—Interest Income." However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2011-16,which could adversely affect our ability to satisfy the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in mortgage loans cause a violation of the REIT asset tests.

        We hold certain loans to one or more of our taxable REIT subsidiaries that are secured by real property. We treat these mortgage loans as qualifying assets for purposes of the REIT assets tests to the extent that they are secured by real property under the rules described above. As a result, we do not treat such loans as subject to the limitation that securities from taxable REIT subsidiaries must constitute less than 25% of our total assets. While we believe that loans to a taxable REIT subsidiary are treated as qualifying real estate assets for purposes of the REIT asset tests to the extent they are secured by real property, the U.S. federal income tax treatment of such loans is not entirely clear. If the IRS were to successfully challenge our treatment of these mortgage loans as qualifying real estate assets, our ability to meet the REIT asset tests and other REIT requirements could be adversely affected.

        Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test, the 5% asset test and the 10% vote or value test. See "—Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above. However, to the extent that our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

        The asset tests must be satisfied not only on the last day of the calendar quarter in which we acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire or increase our ownership interest in securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of the quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and the such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the thirty day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test. See "—Relief from Violations; Reasonable Cause."

        We believe that our holdings of securities and other assets will comply with the foregoing REIT asset test requirements, and we intend to monitor our compliance with such tests on an ongoing basis. There can be no assurance, however, that we will continue to be successful in this effort. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, the values of some of our assets may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances and we may not meet the IRS safe harbor described above with respect to one or more of our mezzanine loans, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Relief from Violations; Reasonable Cause

        The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described above under "—Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see "—Asset Tests" above) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we did not have reasonable cause for a failure, we would fail to qualify as a REIT. Whether we would have reasonable cause for any such failure cannot be known with certainty because the determination of whether reasonable cause exists depends on the facts and circumstances at the time and we cannot provide any assurance that we in fact would have reasonable cause for a particular failure or that the IRS would not successfully challenge our view that a failure was due to reasonable cause. Moreover, we may be unable to actually rectify a failure and restore asset test compliance within the required timeframe due to the inability to transfer or otherwise dispose of assets, including as a result of restrictions on transfer imposed by our lenders or undertakings with our co-investors and/or the inability to acquire additional qualifying assets due to transaction risks, access to additional capital or other considerations. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Annual Distribution Requirements

        To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of: (1) 90% of our "REIT taxable income;" and (2) 90% of our after tax net income, if any, from foreclosure property; minus (3) the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income." In general, "REIT taxable income" means taxable ordinary income without regard to the dividends paid deduction. We have recorded net operating losses and may record significant net operating losses in the future, which may reduce our taxable income in future periods and lower or eliminate entirely our obligation to pay dividends for such periods in order to maintain our REIT qualification. In addition, in order to qualify as a REIT for any given taxable year, we are required to distribute prior to the end of such year any earnings and profits from any non-REIT taxable year. We believe that we have satisfied this requirement.

        We are required to distribute income, if any, in the taxable year in which it is earned or in the following taxable year if such dividend distributions are declared in October, November or December of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return and paid on or before our first regular dividend payment following such declaration, provided such payment is made during the twelve-month period following the close of our taxable year. These distributions are taxable to holders of common stock in the year in which paid, even though these distributions relate to our prior year for purposes of our 90% distribution requirement.

        In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

        To the extent that we distribute at least 90%, but less than 100% of our "REIT taxable income," we will be subject to tax at regular corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

        From time to time we may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash and payment of expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. For example, we may acquire debt instruments or notes whose face value may exceed their issue price as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. If these timing differences occur, in order to meet the REIT distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. In addition, various aspects of such a taxable stock dividend are uncertain and have not yet been addressed by the IRS, and the guidance that has been provided by the IRS has imposed certain limitations on the ability of a REIT to satisfy the REIT distribution requirements with a taxable stock dividend. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

        Under certain circumstances, we may be able to rectify a failure to meet a distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends. In addition, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute each year at least the sum of 85% of our ordinary income for the year, 95% of our capital gain income for the year, and any undistributed taxable income from prior periods. We intend to make timely distributions so that we are not subject to the 4% excise tax.

Recordkeeping Requirements

        We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Failure to Qualify

        In the event we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to wilful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation of the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause.

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation would reduce the cash available for distribution by us to our stockholders. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders through 2012 will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 15%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to statutory relief.

Tax Aspects of Investments in Partnerships

General

        We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on such items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT gross income tests, based on our capital interest in such partnership, and we will include our share of partnership items in our computation of our taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Internal Revenue Code). See "—Effect of Subsidiary Entities—Ownership of a Partnership Interest" above. Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

        The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, would be subject to an entity-level tax on its net income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in "—Requirements for Qualification as a REIT—Asset Tests" and "—Income Tests" above, and in turn could prevent us from qualifying as a REIT. See "—Requirements for Qualification as a REIT—Failure to Qualify," below, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for U.S. federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Allocations with Respect to Partnership Properties

        Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution, or a book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the partnership's capital accounts or the other economic or legal arrangements among the partners.

        To the extent that any of our subsidiary partnerships acquire appreciated (or depreciated) properties by way of capital contributions, allocations would need to be made in a manner consistent with these requirements. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of such contributed properties than would have been the case if all of the partnership's assets had been acquired in exchange for cash at their agreed upon fair market value.

Taxation of Taxable U.S. Stockholders

        When we use the term "U.S. stockholder," we mean a beneficial owner of shares of our stock who is, for U.S. federal income tax purposes:

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  a citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless Treasury regulations provide otherwise;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (a) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has a valid election in place to be treated as a U.S. person.

        If a partnership (or other entity treated as a partnership for U.S. tax purposes) holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock.

Distributions Generally

        Provided that we continue to qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends will generally be taxable to our U.S. stockholders as ordinary income. For this purpose, our earnings and profits will be allocated first to our outstanding preferred shares, and then to our outstanding common shares. Provided we qualify as a REIT, our dividends will not be eligible for the dividends received deduction generally available to U.S. stockholders that are corporations.

        Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable C corporations. An exception applies, however, and individual U.S. stockholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) "REIT taxable income" that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable domestic C corporations (including taxable REIT subsidiaries) and certain foreign corporations or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions that has been subject to tax at the REIT level.

        To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. stockholder, and will reduce the adjusted tax basis which each U.S. stockholder has in its shares of stock by the amount of the distribution, but not below zero. Return of capital distributions in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year.

        Dividends we declare in October, November, or December of any year and pay to a stockholder of record on a specified date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we pay the dividend in January of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses, or any credits for foreign taxes incurred by us. In addition stockholders are not allowed to use any of their net operating losses to offset any portion of our dividends treated as excess inclusion income. See "—Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Capital Gain Distributions

        Distributions designated as net capital gain dividends will be taxable to U.S. stockholders as capital gain income. Such capital gain income will be taxable to U.S. stockholders at a maximum rate of 15%

(through 2012) in the case of U.S. stockholders who are individuals and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals to the extent of previously claimed depreciation deductions. U.S. stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

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  include their proportionate share of our undistributed net capital gains in their taxable income;

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  receive a credit for their proportionate share of the tax paid by us; and

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  increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by us.

Passive Activity Losses and Investment Interest Limitations

        Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation but the foregoing rule will not apply to distributions representing dividends to the extent such amounts are taxed at the preferential rates as discussed below unless the U.S. stockholders elect to be taxed on such amounts at a higher rate.

Dispositions of Stock

        If you are a U.S. stockholder and you sell or dispose of your shares of stock, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of stock. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2012, if the shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2012) if the shares are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

        Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

        If a U.S. stockholder recognizes a loss upon a subsequent disposition of shares of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are broadly written, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, which, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare tax on unearned income

        Recently enacted legislation requires certain U.S. stockholders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Legislation relating to foreign accounts

        Under recently enacted legislation, certain payments made after December 31, 2013 to "foreign financial institutions" in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock. See "Legislation Relating to Foreign Accounts" below.

Taxation of Tax-Exempt Stockholders

        Except as provided below, the IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity, provided that the shares of the REIT are not otherwise used in an unrelated trade or business. Based on that ruling, provided that a tax-exempt stockholder has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax exempt stockholder), the shares are not otherwise used in a unrelated trade or business, and we do not hold an asset that gives rise to "excess inclusion income" (see "—Taxable Mortgage Pools" and "—Excess Inclusion Income") dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. We may engage in transactions that would result in a portion of our dividend income being considered "excess inclusion income," and accordingly, a portion of our dividends received by a tax-exempt stockholder could be treated as unrelated businesses taxable income. See "—Taxation of Tax-Exempt Stockholders; Excess Inclusion Income."

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to any pension trust which:

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  is described in Section 401(a) of the Internal Revenue Code;

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  is tax-exempt under Section 501(a) of the Internal Revenue Code; and

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  holds more than 10%, by value, of the interests in the REIT.

        Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "qualified trusts." A REIT is a "pension held REIT" if:

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  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust is treated, for purposes of the 5/50 rule, as owned by the beneficiaries of the trust, rather than by the trust itself; and

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  either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

        The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

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  the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

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  the total gross income of the REIT.

        A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT."

Excess Inclusion Income

        A portion of our net income (and, therefore, a portion of the dividends payable by us) may be treated as excess inclusion income from a residual interest in a REMIC or taxable mortgage pool, which may constitute unrelated business taxable income to a tax-exempt stockholder. See "—Excess Inclusion Income." Although we do not currently own any residual interests in a REMIC or taxable mortgage pool, it is possible that we may own such interests in the future. Prospective stockholders should consult their tax advisors regarding the U.S. federal income tax consequences to them of incurring excess inclusion income.

        Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

        The rules governing U.S. federal income taxation of beneficial owners of our stock that are not U.S. stockholders, or Non-U.S. stockholders, are complex and no attempt will be made herein to provide more than a summary of such rules.

        PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, U.S. FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT INCLUDING ANY REPORTING REQUIREMENTS.

        Distributions to Non-U.S. stockholders that are not attributable to gain from sales or exchanges by us of U.S. real property interests and are not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the Non-U.S. stockholder's conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. stockholder unless: (1) a lower treaty rate applies and any required form, such as an IRS Form W-8BEN, evidencing eligibility for that reduced rate is provided by the Non-U.S. stockholder to us; or (2) the Non-U.S. stockholder provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

        Any portion of the dividends paid to Non-U.S. stockholders that is treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See "—Excess Inclusion Income."

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. stockholder's stock, such distributions will give rise to tax liability if the Non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that our stock is subject to tax under FIRPTA, as further discussed below, we will also be required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 10%.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of a U.S. real property interest, which includes certain interests in U.S. real property, but generally does not include mortgage loans, will be taxed to a Non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. We hold both assets that constitute U.S. real property interests and assets that do not. To the extent our assets do not constitute U.S. real property interests, distributions by us from the sales of such assets will not be subject to tax under the FIRPTA rules. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders, and will also be subject to a U.S. federal withholding tax on such distributions. Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. However, the FIRPTA withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the Non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead, any such capital gain dividend will be treated as a distribution subject to the rules applicable to ordinary dividends discussed above. Also, the branch profits tax will not apply to such a distribution.

        Gain recognized by a Non-U.S. stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by Non-U.S. persons. Although we currently believe that we are a domestically controlled REIT, because our stock is publicly traded, no assurance can be given that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, an alternative exemption to tax under FIRPTA might be available if either (a) we are not (and have not been for the five year period prior to the sale) a U.S. real property holding corporation (as defined in the Internal Revenue Code and applicable Treasury regulations to generally include a corporation, 50% or more of the assets of which consist of U.S. real property interests) or (b) the selling Non-U.S. stockholder owns, actually or constructively, 5% or less of our stock throughout a specified testing period and our shares are regularly traded (as defined in applicable Treasury regulations) on an established securities market. If we did not qualify as a domestically controlled REIT and a Non-U.S. stockholder does not qualify for the above exception, amounts realized by such Non-U.S. stockholder upon a sale of our stock generally would be subject to withholding under FIRPTA at a rate of 10%.

        Notwithstanding the foregoing, if a Non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such Non-U.S. stockholder (or a person related to such Non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be subject to tax under FIRPTA to such Non-U.S. stockholder, then such Non-U.S. stockholder will be subject to tax under FIRPTA in an amount that, but for the disposition, would have been subject to tax under FIRPTA.

        Gain not subject to FIRPTA will be taxable to a Non-U.S. stockholder if: (1) the Non-U.S. stockholder's investment in the stock is effectively connected with a U.S. trade or business, in which case the Non-U.S. stockholder will generally be subject to the same treatment as U.S. stockholders with respect to such gain, and will also be subject to the branch profits tax; or (2) the Non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the stock were to be subject to taxation under FIRPTA, the Non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain.

Backup Withholding and Information Reporting

        We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

Legislation Relating to Foreign Accounts

        Recently enacted legislation may impose withholding taxes on U.S. source payments made after December 31, 2013 to "foreign financial institutions" and certain other non-U.S. entities, and on disposition proceeds of U.S. securities realized after December 31, 2014. Recently enacted legislation may impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined in above) who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Foreign Taxation

        We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign tax laws on an investment in our securities.

Sunset of Reduced Tax Rate Provisions

        Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include those related to the reduced maximum income tax rate for capital gain of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gain rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.

Possible Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect us and our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to us or our investors will be changed.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities to purchasers upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed that customary in the types of transactions involved.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        In connection with the offering of the securities described in this prospectus and an accompanying prospectus supplement, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the security being offered. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

        The underwriters in an offering of these securities may also create a "short position" for their account by selling more equity securities or a larger principal amount of debt securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in an accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        Any underwriters and their affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

LEGAL MATTERS

        Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, will pass upon the validity of the securities we are offering by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering. Clifford Chance US LLP will rely upon the opinion of Venable LLP with respect to certain matters of Maryland law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 001-15371:

  (1)
  Annual Report on Form 10-K for fiscal year ended December 31, 2011.

  (2)
  Definitive Proxy Statement dated April 12, 2012.

  (3)
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012.

  (4)
  Current Reports on Form 8-K filed on March 23, 2012, May 4, 2012 and May 11, 2012.

  (5)
  The description of the shares of common stock contained in the Registration Statement on Form 8-A on October 5, 1999.

        Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

        We will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to iStar Financial Inc., 1114 Avenue of the Americas, New York, New York 10036, attention: Investor Relations Department (Telephone: (212) 930-9400).

INFORMATION WE FILE

        We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov.

        Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

3,500,000 Shares

4.50% Series J Cumulative Convertible Perpetual Preferred Stock

Prospectus Supplement
March 12, 2013

Barclays
BofA Merrill Lynch
J.P. Morgan